UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Pharmacopeia Drug Discovery, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leslie J. Browne, Ph.D.
President and Chief Executive Officer

March 30, 2007

Dear Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Pharmacopeia Drug Discovery, Inc., to be held on Thursday, May 3, 2007 at 9:00 a.m. at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

I hope that you will be able to join us. If you are unable to attend this year’s meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

Thank you for your interest and participation in the affairs of Pharmacopeia.

Sincerely,

Leslie J. Browne, Ph.D.

PHARMACOPEIA DRUG DISCOVERY, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 3, 2007

Dear Stockholder:

The 2007 Annual Meeting of Stockholders of Pharmacopeia Drug Discovery, Inc. (Pharmacopeia), will be held on Thursday, May 3, 2007, at 9:00 a.m. local time, at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                to elect three Class III directors to hold office until the annual meeting of stockholders in 2010;

2.                to ratify the appointment of Ernst & Young LLP as our independent external auditors for the fiscal year ending December 31, 2007;

3.                to approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from “Pharmacopeia Drug Discovery, Inc.” to “Pharmacopeia, Inc.”;

4.                to approve the Amended and Restated 2004 Stock Incentive Plan; and

5.                to transact such other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 9, 2007 are entitled to receive notice of and to vote at the meeting.

We appreciate your ongoing interest and participation in our company. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. You can also vote in person at the Annual Meeting; however, if your shares are held of record by a broker, bank or other nominee, you will need to first obtain a proxy issued in your name from the record holder. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return all proxies to ensure that all your shares will be voted. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,

Stephen C. Costalas
Secretary

March 30, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Pharmacopeia Drug Discovery, Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders to be held on May 3, 2007, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. The Annual Meeting will be held at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512. Our principal executive offices are located at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512-3516. Our telephone number is (609) 452-3600.

These proxy solicitation materials were mailed on or about March 30, 2007 to all stockholders entitled to vote at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important.   Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most stockholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You may revoke your proxy at any time before it is voted by written notice to Pharmacopeia’s Secretary, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

Who can vote?   Stockholders as of the close of business on March 9, 2007 are entitled to vote. On that day, 21,344,417 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at our principal place of business, 3000 Eastpark Boulevard, Cranbury, New Jersey beginning March 30, 2007. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

What shares are included in the proxy card?   The proxy card represents all the shares of Common Stock registered to your account. Each share of Common Stock that you own entitles you to one vote.

How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-

votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Items 1, 2, 3 and 4 has been cast. Director elections are determined by a plurality of the votes cast. Ratification of the appointment of our independent auditors, amendment of our amended and restated certificate of incorporation and approval of the Amended and Restated 2004 Stock Incentive Plan each require the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting and voting thereon.

Who will count the vote?   Our Inspector of Elections, Justin Vogel, will tally the vote and certify the results.

Is my vote confidential?   Proxies, ballots and voting tabulations are available for examination only by the Secretary and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Secretary and except as may be required by law.

Who is soliciting this proxy?   Solicitation of proxies is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock. We have engaged MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist us with the solicitation of proxies prior to the Annual Meeting in exchange for $7,500 plus reimbursement of expenses.

CORPORATE GOVERNANCE

In accordance with General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors.   The Board of Directors held nine meetings in 2006. The incumbent directors in the aggregate attended about 90% of their Board of Directors and assigned committee meetings. Our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of stockholders.

Communication with the Board of Directors.   Stockholders may communicate with the Board of Directors by sending a letter to Pharmacopeia Drug Discovery, Inc. Board of Directors, c/o Office of the General Counsel, P.O. Box 5350, Princeton, New Jersey 08543. The Office of the General Counsel will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Pharmacopeia or its business, or is similarly inappropriate. The Office of the General Counsel has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Director Independence.   The Board of Directors has determined that the following directors are independent under the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”): Ms. Ammon, Drs. Baldino, Bartlett, Burakoff and Costley and Messrs. Marino and Peacock.

Committees of the Board of Directors.   The Board of Directors has established three standing committees.

Audit Committee assists the Board of Directors in monitoring: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements related to the financial statements, including our systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of our external auditors. In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our external auditors and has the authority to engage independent counsel and other advisors to assist in that responsibility and in its other responsibilities. Each of the members of the Audit Committee is independent under the Nasdaq listing standards and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met seven times during 2006. The Audit Committee has adopted a written charter, a copy of which is posted on our Internet website at www.pharmacopeia.com. The current members of the Audit Committee are Mr. Peacock (Chair), Ms. Ammon and Dr. Costley. The Board has determined that Mr. Peacock is a financial expert, as described in Rule 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee reviews and determines compensation arrangements for our Chief Executive Officer and the other executive officers. In addition, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors. The Compensation Committee also administers our equity compensation plans. The Compensation Committee held five meetings during 2006. The current members of the Compensation Committee are Ms. Ammon (Chair), Dr. Costley and Mr. Peacock. Dr. Baldino served as Chair of the Compensation Committee from January 2006 to May 2006.

Our Board of Directors established the Secondary Committee, which is authorized to award stock options to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The current member of the Secondary Committee is Dr. Browne.

The Compensation Committee has adopted a written charter, a copy of which is posted on our Internet website at www.pharmacopeia.com.

Corporate Governance Committee identifies, reviews, evaluates and recommends potential candidates to serve as our directors and serves as a focal point for communication between such candidates, our directors who are not members of the Corporate Governance Committee and our management. The Corporate Governance Committee will consider candidates recommended by members of the Committee or the Board, officers or employees of the Company, the Company’s security holders and other business contacts. The Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Each member of the Corporate Governance Committee is “independent” as defined under the Nasdaq listing standards. The current members of the Corporate Governance Committee are Mr. Marino (Chair) and Drs. Burakoff and Costley. The Corporate Governance Committee held seven meetings during 2006.

The Corporate Governance Committee has adopted a written charter, a copy of which is posted on our Internet website at www.pharmacopeia.com.

The Corporate Governance Committee will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Corporate Governance Committee will use to evaluate candidates is set forth on page 6 under the heading “Submission of Stockholder Proposals and Director Nominations.”

Director Compensation.   In fiscal 2006, each director who was not an employee of Pharmacopeia received annual compensation for Board and committee service and fees per each Board or committee meeting attended. In addition, the Chair of the Audit Committee received annual compensation in the amount of $10,000 for that service and the Chairs of the Compensation Committee and the Corporate Governance Committee each received annual compensation in the amount of $7,500 for that service. This compensation is detailed in the table that follows. Each director who was an employee of Pharmacopeia in 2006 did not receive compensation for service as a director. In fiscal 2007, Pharmacopeia expects that each director who is not an employee of Pharmacopeia will receive the same cash compensation as paid in 2006, and each director who is an employee of Pharmacopeia will not receive compensation for service as a director. In fiscal 2007, Pharmacopeia expects that the Chairs of the Audit Committee, the Compensation Committee and the Corporate Governance Committee will receive the same compensation as paid in 2006 for those services.

All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Directors of Pharmacopeia who are not employees of Pharmacopeia are eligible to receive options to purchase Common Stock awarded under our 2004 Stock Incentive Plan. In fiscal 2006, all directors who were not employees of Pharmacopeia were granted options to purchase 6,000 shares of our Common Stock on the date of our 2006 annual meeting at a per share exercise price equal to the fair market value of our Common Stock on that date. These stock options will vest on the first anniversary of the grant. In fiscal 2007, all directors who are not employees of Pharmacopeia will be granted options to purchase shares of our Common Stock on the date of our 2007 annual meeting with a grant date present value of $30,000 at a per share exercise price equal to the fair market value of our Common Stock on that date. In addition, each director who is not an employee of Pharmacopeia will receive an option to purchase shares of our Common Stock upon his or her initial election to the Board of Directors with a grant date present value of $60,000 at a per share exercise price equal to the fair market value of our Common Stock on that date, and the shares of Common Stock underlying those options will vest in three equal annual installments on the anniversary of the grant.

Director Compensation.   The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Joseph A. Mollica, Ph.D.	100,000	—	99,379	—	189,909	(4)	—		389,288
Chairman of the Board, Director
Carol A. Ammon	40,250	—	28,515	—	—		—		68,765
Director
Frank Baldino, Jr., Ph.D.	34,500	—	25,284	—	—		—		59,784
Director
Paul A. Bartlett, Ph.D.	28,250	—	25,284	—	27,062	(4)	36,000	(5)	116,596
Director
Steven J. Burakoff, M.D.	33,500	—	31,517	—	—		—		65,017
Director
Gary E. Costley, Ph.D.	50,000	—	25,284	—	—		—		75,284
Director
James J. Marino	41,250	—	25,284	—	—		—		66,534
Director
Bruce A. Peacock	49,250	—	25,284	—	—		—		74,534
Director

(1)           See Summary Compensation Table herein for disclosure related to Dr. Browne, who served as an executive officer of the Company during 2006.

(2)           For fiscal year 2006, each non-employee director other than the Chairman of the Board received annual compensation of $20,000 (paid in advance in equal quarterly installments); per Board or committee meeting fees of (i) $1,500 for meetings attended in person and (ii) $750 for meetings attended by telephone conference; for the Chair of the Audit Committee, additional compensation of $10,000; for the Chairs of the Compensation Committee and the Corporate Governance Committee, additional compensation of $7,500; and the Chairman of the Board received annual compensation of $100,000 (paid in advance in equal quarterly installments).

(3)           Amounts represent share-based compensation expense incurred during the year ended December 31, 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R “Share-based Payments” (“SFAS 123R”). See Note 2 to the financial statements of the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. The full grant date fair value of the stock option to purchase 6,000 shares of our Common Stock which was awarded to each non-employee director in May 2006, computed in accordance with SFAS 123R, is $28,936. At fiscal year ended December 31, 2006, the aggregate number of stock options outstanding for each director was as follows:  Joseph A. Mollica, 426,593; Carol A. Ammon, 18,000; Frank Baldino, Jr., 40,499; Paul A. Bartlett, 47,100; Steven J. Burakoff, 18,000; Gary E. Costley, 43,799; James J. Marino, 40,500; and Bruce A. Peacock, 24,000. See the Outstanding Equity Awards at Fiscal Year-End Table for disclosure relating to Leslie J. Browne’s aggregate outstanding stock options at December 31, 2006.

(4)           Represents net investment earnings on assets held by respective directors in the Company’s Nonqualified Deferred Compensation Plan during the year ended December 31, 2006.

(5)           Represents fees paid to Dr. Bartlett relating to his service as Chairman of the Company’s Scientific Advisory Board during the year ended December 31, 2006.

Code of Ethical Conduct.   Our Ethics and Business Conduct Policy was adopted in its current form in March 2004. The Ethics and Business Conduct Policy applies to all of our employees and directors.

Our Ethics and Business Conduct Policy is posted on our Internet website at www.pharmacopeia.com. Any waivers of the application of our Ethics and Business Conduct Policy to directors or executive officers must be made by the independent directors. Any waiver of the Ethics and Business Conduct Policy will be disclosed promptly on our Internet website. Any amendment of the Ethics and Business Conduct Policy also will be disclosed promptly on our Internet website.

Submission of Stockholder Proposals and Director Nominations

Stockholders wishing to have a proposal included in the Board of Directors’ 2008 proxy statement must submit the proposal so that Pharmacopeia’s Secretary receives it no later than December 3, 2007. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Stockholders wishing to have a proposal presented at an annual meeting must submit the proposal so that Pharmacopeia’s Secretary receives it not less than 120 days prior to the first anniversary of the date of this proxy statement; provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2007 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the names, appropriate biographical information and qualifications in writing to: Stephen C. Costalas, Corporate Secretary, Pharmacopeia Drug Discovery, Inc., P.O. Box 5350, Princeton, New Jersey 08543. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2008, the name of the proposed nominee and the supporting documentation must be received before December 3, 2007.

In considering any nominee proposed by a stockholder, the Corporate Governance Committee will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Committee. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Corporate Governance Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, sales, marketing, drug development, finance, technology, healthcare and other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in our proxy statement. The deadline for submission of these proposals for the year 2008 annual meeting is February 15, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote on the stockholder proposal when and if the proposal is raised at our 2008 Annual Meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors is divided into three classes, with the term of office of one class expiring each year. We currently have nine directors, with three directors in each of Class I, Class II and Class III. The terms of office of Class III directors, Steven J. Burakoff, James J. Marino and Bruce A. Peacock, expire at the 2007 Annual Meeting. Our board of directors has renominated Steven J. Burakoff and Bruce A. Peacock and has nominated Martin H. Soeters to serve as a Class III director in lieu of Mr. Marino, subject to their election by our stockholders at the 2007 Annual Meeting. The terms of office of Class I directors, Frank Baldino, Jr., Leslie J. Browne and Gary E. Costley, expire at the 2008 Annual Meeting. The terms of office of Class II directors, Carol A. Ammon, Paul A. Bartlett and Joseph A. Mollica, expire at the 2009 Annual Meeting. At the 2007 Annual Meeting, the stockholders will elect three Class III directors for a term of three years.

Director candidates are nominated by the Corporate Governance Committee of the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 6 under the heading “Submission of Stockholder Proposals and Director Nominations.”

At the Annual Meeting, three Class III directors are to be elected. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class III director will be elected to serve until our 2010 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

Unless otherwise instructed, the proxy holders will vote the Proxies received by them “FOR” the Company’s three nominees named below.

The Board of Directors recommends a vote “FOR” each of the nominees listed below.

Nominees for Election at the Annual Meeting

Class III Directors

Name of Director	Age	Position/Principal Occupation	Director Since
Steven J. Burakoff, M.D.	64	Director; Laura and Isaac Perlmutter Professor of Pathology and Professor of Medicine and Pediatrics at New York University School of Medicine	2005
Bruce A. Peacock	55	Director; Venture Partner, SV Life Sciences	2004
Martin H. Soeters	53	Director Nominee; U.S. President Novo Nordisk Pharmaceuticals, Inc.	N/A

Dr. Burakoff has served as one of our directors since February 2005. Dr. Burakoff has served as the Laura and Isaac Perlmutter Professor of Pathology at New York University School of Medicine since 2000 and as Professor of Medicine and Pediatrics at New York University School of Medicine since 2000. He has served as Director of the Skirball Institute of Biomolecular Medicine at New York University School of Medicine since 2000 and as Director of the New York University Cancer Institute and Kaplan

Comprehensive Cancer Center since 2000. Dr. Burakoff served as Chair of the Department of Pediatric Oncology at Dana-Farber Cancer Institute from 1985 to 2000. He also was the Margaret M. Dyson Professor of Pediatrics at Harvard Medical School from 1983 to 2000.

Mr. Peacock has served as one of our directors since April 2004. Mr. Peacock has been a Venture Partner at SV Life Sciences since May 2006. Between August 2005 and May 2006, Mr. Peacock served as Chief Executive Officer and a director of The Little Clinic LLC, a healthcare services company that manages walk-in clinics. From April 2002 to August 2005, Mr. Peacock served as President, Chief Executive Officer and a director of Adolor Corporation, a biotechnology company. Prior to that, Mr. Peacock served as President, Chief Executive Officer and a director of Orthovita, Inc., a biomaterials company, from June 2000 to April 2002 and also served as Chief Operating Officer of Orthovita from June 1999 to June 2000.

Our board of directors has nominated Mr. Soeters to serve as a Class III director, subject to his election by our stockholders at the 2007 Annual Meeting. Mr. Soeters was initially identified to our Corporate Governance Committee by a third party search firm. Since 2000, Mr. Soeters has served as U.S. President of Novo Nordisk Pharmaceuticals, Inc. and Senior Vice President of Novo Nordisk North America, a healthcare company. From 1998 to 2000, he served as Senior Vice President International Marketing at Novo Nordisk Denmark, and from 1994 to 1998 he served as Managing Director of Novo Nordisk France. From 1992 to 1995, Mr. Soeters was Managing Director at Novo Nordisk Belgium, and in 1991, he was International Marketing Director at Novo Nordisk Denmark. Prior to that time, he held various sales and marketing positions at Novo Nordisk in the Netherlands between 1980 and 1991. Mr. Soeters is currently a director of Cubist Pharmaceuticals, Inc.

Incumbent Directors Whose Terms of Office Continue after the Annual Meeting

Incumbent Class I Directors to Continue in Office for Term Expiring in 2008

Name of Director	Age	Position/Principal Occupation	Director Since
Frank Baldino, Jr., Ph.D.	52	Director; Chairman and Chief Executive Officer of Cephalon, Inc.	2004
Leslie J. Browne, Ph.D.	57	Director; President and Chief Executive Officer of the Company	2004
Gary E. Costley, Ph.D.	63	Director; Managing Director C&G Capital LLC	2004

Dr. Baldino has served as one of our directors since April 2004. Prior to that, Dr. Baldino served as a director of Accelrys, Inc., our former parent, from October 1996 until April 2004. In 1987, Dr. Baldino founded Cephalon, Inc., an integrated specialty biopharmaceutical company. He has served as Cephalon, Inc.’s Chairman and Chief Executive Officer since 1999. Dr. Baldino is also currently a director of NicOx S.A., Acusphere, Inc. and certain closely held companies and charitable organizations.

Dr. Browne has served as our President and Chief Executive Officer and a director since August 2004. Prior to joining us, he was the Chief Operating Officer at Iconix Pharmaceuticals, Inc., a chemogenomics company, from October 2001 to August 2004, where he led the research, development and informatics operations and launched Iconix’s first product, DrugMatrix®. Before that, he spent over a decade at Berlex/Schering AG, in several positions rising to Corporate Vice President, Berlex Laboratories, Inc. and President of Schering Berlin Venture Corporation. At Berlex Biosciences he rebuilt the drug discovery operation and championed a number of important pharma-biotech deals for Berlex, including Accelrys’ second signed pharma collaboration in the then new field of combinatorial chemistry. Before Berlex, he was employed by Ciba-Geigy Corporation, where he discovered Fadrozole, the first marketed non-steroidal aromatase inhibitor for the treatment of estrogen-dependent breast cancer. He also managed cardiovascular research at Ciba-Geigy Ltd., in Basel, Switzerland, where one of the group’s achievements was the discovery of Diovan®, the second angiotensin II antagonist ever to be marketed. He received his B.Sc. at Strathclyde University, in Glasgow, Scotland. After receiving his Ph.D. from the University of Michigan, he was a National Institutes of Health postdoctoral fellow at Harvard with the Nobel laureate Professor R. B. Woodward.

Dr. Costley has served as one of our directors since April 2004. Dr. Costley has been Managing Director of C&G Capital LLC, a private equity company, since June 2004. Dr. Costley served as the Chairman of the Board of Directors and Chief Executive Officer of International Multifoods Corporation, a food company, from January 1997 to June 2004, and as President from March 2004 to June 2004. Dr. Costley is also currently a director of Prestige Brands Holdings Inc. and Principal Financial Group, Inc. Dr. Costley is also currently a director of Accelrys, Inc., our former parent, a position he has held since February 1996.

Incumbent Class II Directors to Continue in Office for the Term Expiring in 2009

Name of Director	Age	Position/Principal Occupation	Director Since
Carol A. Ammon.	56	Director; Chairman of the Board, Endo Pharmaceuticals Inc.	2005
Paul A. Bartlett, Ph.D.	59	Director; Professor Emeritus of Chemistry at the University of California, Berkeley	2004
Joseph A. Mollica, Ph.D.	66	Director; Chairman of the Board of the Company	2002

Ms. Ammon has served as one of our directors since October 2005. She has served as Chairman of the Board of Endo Pharmaceuticals Inc., a speciality pharmaceutical company, since February 2002. Previously, Ms. Ammon served as Chairman and Chief Executive Officer of Endo from April 2003 to October 2005 and as Chairman, President and Chief Executive Officer of Endo from that company’s inception in 1997 to April 2003.

Dr. Bartlett has served as one of our directors since April 2004. Prior to that, Dr. Bartlett served as a director of Accelrys, Inc., our former parent, from January 1998 until April 2004. Dr. Bartlett is the Chair of our Scientific Advisory Board and has been a member of our Scientific Advisory Board since 1993. Dr. Bartlett is a Professor Emeritus of Chemistry at the University of California, Berkeley and was a Professor of Chemistry there from 1973 to 2003. He is a past Chairman of the Department of Chemistry at the University of California, Berkeley.

Dr. Mollica has served as our Chairman of the Board since April 2004. Dr. Mollica served as our President and Chief Executive Officer from April 2002 to August 2004. He served as Chairman of the Board of Directors and Chief Executive Officer of Accelrys, Inc., our former parent, from February 1994 to April 2004. He served as President of Accelrys from August 1996 to April 2004. Dr. Mollica is a director of Cytogen Corp. and serves as Chairman of the Board of Neurocrine BioSciences, Inc.

Incumbent Director Whose Term of Office Will Not Continue after the Annual Meeting

Name of Director	Age	Position/Principal Occupation	Director Since
James J. Marino	56	Director; Partner, law firm of Dechert LLP	2004

Mr. Marino has served as one of our directors since April 2004. Prior to that, Mr. Marino served as a director of Accelrys, Inc., our former parent, from February 2000 until April 2004. He has been a partner in the law firm of Dechert LLP since 1988. Mr. Marino currently serves as Chair of the firm’s Life Sciences

Practice Group and is the Managing Partner of the firm’s Princeton office. He is engaged in the practice of corporate law with an emphasis on the representation of technology-based companies.

There is no family relationship between any director, executive officer or nominee for director of the Company.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT EXTERNAL AUDITORS

Subject to stockholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP, certified public accountants, as our independent external auditors to audit and report upon our financial statements for 2007. Ratification requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of Ernst & Young LLP as independent external auditors to audit and report upon our financial statements for fiscal year 2007. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The primary function of the Audit Committee is to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s independent external auditors.

The Audit Committee appoints the accounting firm to be retained as independent external auditors to audit the Company’s financial statements, and once retained, the accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent external auditors. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter. The Audit Committee adopted its charter effective March 8, 2007. A copy of the charter is posted on our Internet website at www.pharmacopeia.com.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent external auditors are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal 2006 to consider the design and effectiveness of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent external auditors, Ernst & Young

LLP. The Audit Committee also discussed with senior management and Ernst & Young LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements for the 2006 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee met with the independent external auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting policies. The Audit Committee discussed with the Company’s independent external auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee received the written disclosures and the letter from the Company’s independent external auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent external auditors their independence, including the compatibility of non-audit services with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees.   The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audits of the Company’s annual financial statements for 2006 and 2005 and fees billed for other services rendered by Ernst & Young LLP during those years:

	2006	2005
Audit fees	$331,000	$280,000
Audit-related fees	64,000	59,500
Tax fees	55,500	23,500
All other fees	—	—
Total fees	$450,500	$363,000

During the fiscal years ending December 31, 2006 and 2005, the Company did not engage Ernst & Young LLP to provide any professional services related to financial information systems design and implementation.

It is the practice of the Audit Committee to pre-approve all services rendered to the Company by its independent external auditors in accordance with applicable legal requirements.

The Audit Committee has reappointed, subject to stockholder ratification, the firm of Ernst & Young LLP, certified public accountants, as independent external auditors to audit and report upon the Company’s financial statements for 2007. In appointing Ernst & Young LLP as the Company’s independent external auditors for the fiscal year ending December 31, 2007, the Audit Committee has considered whether Ernst & Young LLP’s provision of services other than audit services are compatible with maintaining the firm’s independence.

Respectfully submitted,

Audit Committee:
Bruce A. Peacock, Chair
Carol A. Ammon
Gary E. Costley, Ph.D.

The Board of Directors recommends a vote “FOR” ratification.

PROPOSAL THREE:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to change the Company’s name from “Pharmacopeia Drug Discovery, Inc.” to “Pharmacopeia, Inc.”  By approving this proposal, the stockholders will authorize the Board of Directors to amend the Amended and Restated Certificate of Incorporation accordingly. The text of the proposed amendment follows:

RESOLVED, that it is hereby proposed that Article One of the Amended and Restated
Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“ONE. The name of this corporation is ‘Pharmacopeia, Inc.’”

Management expects formal implementation of the name change with the Delaware Secretary of State to be completed as soon as practicable after the date of the Annual Meeting.

The Board of Directors has determined that the change in corporate name more accurately reflects the broader business activities that will be undertaken by the Company.

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL FOUR:

APPROVAL OF AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

The Company has previously established the 2004 Stock Incentive Plan (the “2004 Plan”) which provides for the awarding of equity-based compensation to selected employees, directors and consultants. As of March 9, 2007, there were approximately 504,000 shares remaining for awards under the 2004 Plan out of the 2,400,000 that were initially reserved for issuance under the 2004 Plan and approximately 1,852,000 stock options outstanding with a weighted average exercise price of $5.12 per share and a weighted average remaining term of 8.74 years. There were no other award types outstanding under the 2004 plan at that time.

The Company has adopted the Amended and Restated 2004 Stock Incentive Plan (the “Plan”), which would increase the number of shares available for issuance under the Plan to 3,400,000 (an increase of 1,000,000 shares) so that the Company may continue to provide equity-based awards to selected employees, directors and consultants, bring the Plan into compliance with, or avoid the application of, section 409A of the Code, and make certain other changes described below and in the plan document. The effectiveness of the Plan is contingent upon stockholder approval as required by Nasdaq rules and applicable tax rules.

The following is a summary of the Plan and is qualified in its entirety by the plan document, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the Plan is to provide motivation to selected employees, directors and consultants of the Company to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to these employees, directors and consultants through the ownership and performance of the common stock of the Company (the “Common Stock”).

Administration

The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, the Compensation Committee shall have the exclusive right to:

•       select the participants and determine the type of awards to be made to participants, the number of shares subject to awards and the terms, conditions, restrictions and limitations of the awards;

•       interpret the Plan;

•       determine eligibility for participation in the Plan;

•       decide all questions concerning eligibility for and the amount of awards payable under the Plan;

•       construe any ambiguous provision of the Plan;

•       correct any default;

•       supply any omission;

•       reconcile any inconsistency;

•       issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

•       make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

•       determine whether awards should be granted singly, in combination or in tandem;

•       to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

•       accelerate the vesting, exercise, or payment of an award or the performance period of an award when such action or actions would be in the best interest of the Company;

•       subject to certain restrictions, grant awards in replacement of awards previously granted under this Plan or any other executive compensation plan of the Company;

•       establish and administer the performance goals and certify whether, and to what extent, they have been attained;

•       determine the terms and provisions of any agreements entered into hereunder;

•       take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

•       make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

As amended, the Plan no longer permits the Committee to establish other types of awards besides those specifically enumerated in the Plan.

The Compensation Committee may delegate all or a portion of its responsibility to a person selected by it (to the extent permissible by applicable law).

Participation

Employees, directors and consultants of the Company are eligible to receive awards under the Plan. At this time, approximately 150 employees, nine directors and ten consultants will be eligible to participate in the Plan.

Except as otherwise determined by the Compensation Committee, no awards or any other payment under the Plan shall be subject in any manner to alienation or transfer (except by will or the laws of descent and distribution), nor shall any award be payable to or exercisable by anyone other than the participant to whom it was granted.

Shares of Stock Available for Grant

The maximum number of shares of Common Stock that are available for grant of awards under the Plan during its term will be increased from 2,400,000 to 3,400,000, subject to approval by our stockholders. All of the shares of Common Stock reserved under the Plan may be issued as incentive stock options. Any shares of Common Stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Compensation Committee’s permission for awards not involving Common Stock, will be available again for grant under the Plan. Moreover, if the exercise price of any option, stock award or performance shares or performance units or the tax withholding requirements with respect to any option are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares. The maximum number of shares of Common Stock will not be reduced by the issuance of shares of Common Stock hereunder due to the assumption, conversion or substitution of awards made by an entity acquired by the Company. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both awards shall be deemed to be equivalent to the number of shares under one of the awards.

The maximum award payable or granted, as applicable, to any one participant under the Plan for a calendar year is: (a) for performance awards, 200,000 shares of Common Stock or, in the event the performance award is paid in cash, $500,000; (b) for options and SARs, 500,000 shares of Common Stock; and (c) for stock awards (including restricted stock and performance awards), 200,000 shares of Common Stock. (Under the 2004 Plan, the maximum number of options that could be granted to any one participant for a calendar year is 500,000 and the maximum number of SARs that could be granted to any one participant for a calendar year is 250,000.)

If there is any change in the number of outstanding shares of Common Stock though any change in the capital account of the Company, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization or partial or complete liquidation, the Compensation Committee shall make appropriate adjustments in the number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards. In the event of any other change in the capital structure of the Common Stock of the Company, the Compensation Committee shall also make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding awards as it, in its sole discretion, deems appropriate.

Change in Control

Unless otherwise provided in an employment, change in control, severance or similar agreement between a participant and the Company, any award granted under the Plan that was not vested on the date of a change in control will become fully exercisable and vest immediately upon the change in control. Any awards deferred will be paid prior to or as soon as practicable following a change in control. A “change in control” is defined generally as any acquisition or other transaction that results in a change in ownership of more than 30% of the Company’s stock, a merger or other business combination involving the Company that results in a change in ownership of more than 50% of the Company’s stock, shareholder approval of a complete liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the assets of the Company, or a change in the majority of the Board over a two-year period that is not approved by at least two-thirds of the directors.

Effective Date and Termination; Amendments

Subject to approval by our stockholders, the amended and restated Plan will be effective as of May 7, 2007. The Plan will terminate on May 11, 2014, unless earlier terminated by the Board. Termination will not affect awards outstanding at the time of Plan termination. The Compensation Committee has the power to amend, suspend or terminate the Plan at any time, provided that stockholder approval is required for any amendment which (i) materially increases the number of shares under the Plan, (ii) materially increases the maximum number of shares allowed for grants to any participant, (iii) materially changes the class of persons eligible to receive grants of options or rights, (iv) materially increases the benefits to participants under the Plan, or (v) would otherwise be required by applicable law or Nasdaq rule. Under the amended and restated Plan, stockholder approval is also required for any amendment which would alter any provision related to option repricing. In any event, the Plan will terminate automatically ten years after it is approved by stockholders.

Types of Awards under the Plan

Options.   Options granted under the Plan may be either non-qualified stock options or incentive stock options qualifying under section 422 of the Internal Revenue Code (the “Code”). The exercise price of any option granted may not be less than 100% (110%, in the case of an incentive stock option issued to a “ten percent stockholder”) of the fair market value of the Common Stock, as determined by the Compensation Committee, on the effective date of the option’s grant.

The exercise price is payable (i) in cash, (ii) with the consent of the Compensation Committee, in shares of Common Stock held by the participant, (iii) in cash received from a broker-dealer whom the participant has authorized to sell all or a portion of the Common Stock covered by the option, or (iv) in such other manner deemed appropriate by the Compensation Committee. The Compensation Committee may impose additional terms and conditions on any option. The term of an option may not exceed ten years (five years, in the case of an incentive stock option issued to a ten percent stockholder).

Stock Appreciation Rights.   SARs may, but need not, relate to options and may be settled in cash or stock. The Compensation Committee determines the terms of each SAR at the time of grant. Any freestanding SAR may not be granted for less than the fair market value of the underlying stock at the time of grant and cannot have a term longer than 10 years. The Compensation Committee may impose additional terms and conditions on any SAR.

Stock Awards; Performance Shares; Performance Units.   The Plan provides for the granting of stock awards, performance shares and performance units. It is expected that stock awards and performance shares and performance units will be based on consolidated and/or business unit financial performance criteria as described below. The Compensation Committee may also grant stock awards and performance shares and performance units subject to such terms, conditions, restrictions, and/or limitations as the Compensation Committee deems appropriate.

Deferral Election

With the Compensation Committee’s consent, a recipient may defer receipt of unrestricted Common Stock or a cash payment to a specified date. The deferral provisions of the Plan, as amended and restated, comply with, or avoid the application of, section 409A of the Code. In general, under the amended and restated Plan, participants must make award deferral election on or before the December 31 preceding the calendar year during which such award is granted to the participant, deferral elections are irrevocable, deferral has no effect on vesting, and all deferred awards are paid upon the participant’s death or disability or a change in control.

Performance-Based Awards

To ensure that the grants to “covered employees,” as defined in section 162(m) of the Code, of stock awards, performance units or performance shares will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under section 162(m) of the Code, the Compensation Committee has authority to structure such grants of stock awards, performance units and performance shares so that the shares of Common Stock or those subject to such grant will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria as applied to the Company or any division or business unit within the Company, or by comparison with a peer group of companies:  revenue growth; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

The Compensation Committee will also designate one or more periods of time during which the performance goals must be achieved and, within the earlier of the first 90 days of a performance period and the lapse of 25% of the period of service to which the performance goals relate, will determine which employees will be participants for such period and the kinds and the levels of the performance goals. Under the amended and restated Plan, such periods of time must be at least 12 months.

Following the completion of a performance period, the Compensation Committee will certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, shall calculate and certify in writing the amount of stock awards, performance units or performance shares earned for the period.

U.S. Tax Treatment of Options and Awards

Incentive Stock Options.   In general, neither the grant nor the exercise of an incentive stock option results in taxable income to an option holder or a deduction to the Company. If an option holder exercises an incentive stock option and holds the stock received upon exercise for at least two years from date of grant and one year after the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (a “disqualifying disposition”), then the option holder will include as compensation income for the year of the disposition, in the amount equal to the excess of the fair market value of the shares upon exercise over the option price, or if less, the excess of the amount realized upon disposition over the option price. The Company will be entitled to a corresponding deduction at that time. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year. If the sales price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year. The Company will not be entitled to any deduction for amounts the recipient treats as capital gain or loss.

Non-Qualified Stock Options.   A non-qualified stock option results in no taxable income to the option holder or deduction to the Company at the time it is granted. An option holder will recognize ordinary income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of its exercise price and the amount included in income with respect to such option.

Stock Appreciation Rights.   A recipient realizes no taxable income when an SAR is granted. Upon exercising an SAR, a recipient will realize ordinary income in an amount equal to the cash received. Generally, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock Awards; Performance Shares; Performance Units.   Generally, no income will be recognized at the time of grant of a stock award, performance share award or performance unit award if such award is subject to a substantial risk of forfeiture. The recipient will realize ordinary income equal to the cash or fair market value of the shares of Common Stock when granted and earned (if not subject to additional vesting) or when any applicable restrictions lapse. A recipient’s tax basis in shares of Common Stock issued pursuant to a stock award or performance share award will be equal to their fair market value when the forfeiture restrictions lapse, and the recipient’s holding period for the shares will begin at that time. Upon sale of the shares, the recipient will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the recipient’s hands. A participant who receives cash pursuant to a performance unit will be taxed as ordinary compensation when earned and vested.

Deferral Elections.   Generally, awards deferred by recipients and any applicable non-qualified deferred compensation plan are not taxable until the awards are paid to the recipient. At that time, the amounts will be includible in income and the Company will be entitled to a deduction.

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and certain other executive officers (collectively, the “named executive officers”) for 2006 (as presented in the tables which follow this CD&A).

Compensation Committee

The Compensation Committee of our Board of Directors is composed entirely of independent directors, who currently consist of Chairperson Ms. Ammon, Dr. Costley and Mr. Peacock. The Board has determined that each of these members is independent under NASDAQ listing standards currently in effect. The Compensation Committee administers our executive compensation program. The Compensation Committee is responsible for determining and implementing the Company’s philosophy with respect to executive compensation. Accordingly, the role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our stock plans (including reviewing and approving equity grants to our officers) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the named executive officers. The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders, in order to align our compensation structure with our organizational objectives. The Compensation Committee’s membership is determined by the Board. The Compensation Committee met five times during 2006.

The Compensation Committee operates pursuant to a charter approved by the Compensation Committee and the Board of Directors. The charter is posted on the Company’s internet website at www.pharmacopeia.com. The Compensation Committee’s charter reflects the aforementioned responsibilities, and the Compensation Committee and the Board periodically review and revise the charter.

Objective of Compensation Program

The objective of the Company’s compensation program is to provide a total compensation package that will enable us to:

•       attract, motivate and retain outstanding individual named executive officers;

•       align the financial interests of each named executive officer with the interests of our stockholders;

•       provide incentives for superior Company and individual named executive officer’s performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance; and

•       encourage each named executive officer to have a stake in our long-term performance and success.

Overall, our compensation program is designed to reward individual and Company short-term and long-term performance. As discussed further below, a significant portion of named executive officer compensation is comprised of a combination of annual cash bonuses, which reward annual Company and executive performance, and equity compensation, which rewards long-term Company performance. We believe that by weighting total compensation in favor of the bonus and long-term incentive components of our total compensation program, we appropriately reward individual achievement while at the same time providing incentives to promote Company performance. We also believe that salary levels should be reflective of individual performance and therefore factor this into the adjustment of base salary levels each year.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, for fiscal year 2006, the Compensation Committee engaged Frederic W. Cook & Co., Inc., (the “Compensation Consultant”) as independent outside compensation consultant to advise the Compensation Committee on matters related to CEO and other executive compensation. The Compensation Consultant also assisted with, among other things, structuring our compensation programs and guiding the Compensation Committee and us in the development of short-term and long-term individual performance objectives. The Compensation Consultant was engaged by, and reported directly to, the Compensation Committee. The Compensation Consultant does not advise our management without the foreknowledge of the Compensation Committee Chair, and receives no other compensation from us.

General Compensation Policies

Benchmarking

The Compensation Committee annually determines the appropriate combination of cash and equity-based compensation for named executive officers, and weighs the competitiveness of our overall compensation arrangements in relation to comparable pharmaceutical and biopharmaceutical companies and publicly traded companies of similar revenue and size. For fiscal year 2006, the Compensation Committee retained the Compensation Consultant to provide advice regarding named executive officer compensation. The Compensation Consultant and the Compensation Committee reviewed publicly-available compensation information from 11 publicly traded companies with similar business models to the Company and similar revenue, market capitalization and/or employee size profiles to the Company (collectively, the “Peer Group Companies”). The Peer Group Companies had annual 2005 revenues in a range from $1 million to $76 million and market capitalizations as of September 30, 2006 in a range from $83 million to $733 million. The Peer Group Companies in 2006 consisted of Anadys Pharmaceuticals, Arena Pharmaceuticals, ArQule Inc., Array Biopharma, Exelixis Inc., Lexicon Genetics, Metabasis Therapeutics, Neurogen Corp., Onyx Pharmaceuticals, Rigel Pharmaceuticals and Sunesis Pharmaceuticals. The Company’s annual 2006 revenues were approximately $16.9 million, and its market capitalization during 2006 ranged from approximately $54.2 million to $98.7 million.

In order to compare the levels of compensation of our named executive officers with our Peer Group Companies, compensation tally sheets for each of the Company’s named executive officers were prepared and reviewed by the Compensation Committee for 2006. These tally sheets affixed dollar amounts to all components of the named executive officers’ 2006 compensation, including current pay (salary and bonus), equity awards (both new grants and outstanding awards), benefits, perquisites and potential change-in-control and severance payments. The Compensation Committee has committed to review these tally sheets at least on an annual basis.

Based on the review of compensation at the Peer Group Companies and the Company’s named executive officers’ tally sheets, the Compensation Committee sought to target total fiscal year 2006 salary, target bonus levels and equity award values at approximately the twenty-fifth percentile of total compensation paid to executives holding equivalent positions in the Peer Group Companies. However, the Compensation Committee retains discretion to vary compensation above or below the targeted percentile based upon each named executive officer’s experience, responsibilities and performance. The Compensation Committee set this target level understanding that the Company ranks in the lower quartile of many of the criteria considered at the Peer Group Companies. The Compensation Committee believed this level of compensation to be consistent with our financial performance and the individual performance of each of the named executive officers, and reasonable in its totality.

Process for Setting Total Compensation

The Compensation Committee sets actual base salaries, cash bonuses and equity-based awards for each named executive officer at approximately the twenty-fifth percentile of total compensation paid to executives holding equivalent positions in the Peer Group Companies, and also considers each named executive officer’s annual review, awards given to the named executive officer in past years, and progress toward or attainment of previously set personal and Company goals and objectives, including advancing proprietary product candidates, achieving a strategic partnership on certain terms, the Company’s year-end cash balance and valuation and such other factors as the Compensation Committee deems appropriate and in the Company’s best interests and the best interests of the Company’s stockholders. These goals and objectives are discussed more fully below under the heading “Annual Bonus Compensation.”

The Compensation Committee also considers recommendations from the CEO regarding total compensation for the other named executive officers. The CEO annually presents the Compensation Committee with historical breakdowns of the components of compensation for each named executive officer and makes recommendations for each other named executive officer’s overall compensation package for the following fiscal year. The Compensation Committee reviews the recommendations of the CEO carefully in light of his proximity to the other executives and knowledge of their contributions to and goals for continuing achievement with the Company. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the CEO and our other named executive officers. The Compensation Committee may accord different weight at different times to different factors for each named executive officer.

The Company’s practice has been to enter into an employment agreement that includes severance provisions with the CEO and severance agreements with the other named executive officers. The Company competes against major pharmaceutical companies and biopharmaceutical companies for qualified personnel. The Company believes that the Company’s practice of entering into such agreements with the named executive officers allows it to remain competitive in the market for qualified executives.

Elements of Compensation

Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:

•       Base salaries;

•       Annual cash bonuses;

•       Equity-based incentive compensation;

•       Severance and Change-in-Control benefits;

•       Perquisites; and

•       General Benefits.

As noted above, a significant portion of executive compensation is determined based on the Compensation Committee’s evaluation of the Company’s and each named executive officer’s annual and long term performance. We strive to set base salary at levels commensurate with the twenty-fifth percentile of total compensation paid to executives holding equivalent positions in the Peer Group Companies to ensure that our hiring practices remain competitive. We believe that the salaries of the Company’s named executive officers are within the range of those of executives with similar levels of authority and experience in other biopharmaceutical companies. The Compensation Committee believes that by emphasizing variable pay amounts and long-term incentives, the Company is able to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger employers for potential long-term gains from equity compensation in a less stable and more risky environment. The Company provides few personal benefits to named executive officers, and what personal benefits are provided are generally considered related to each named executive officer’s performance of his duties with the Company. The Company also provides severance and change in control benefits as a recruitment and retention mechanism. Finally, named executive officers participate in the Company’s 401(k) savings plan and health and welfare benefit plans on the same terms as all other Company employees, and are entitled to vacation and paid time off based on the Company’s general vacation policies.

Base Salary

Base salary is intended to provide economic security for executive officers at a level sufficient to attract and retain talent. Base salaries are initially set by the Compensation Committee and incorporated into employment contracts, in the case of the CEO, and letter agreements, in the cases of the other named executive officers. These salary levels are set based on the named executive officer’s experience and performance with previous employers, pay levels for similar positions in our Peer Group Companies and negotiations with individual named executive officers. Thereafter, the Compensation Committee considers increases to base salaries each year based on its subjective assessment of our overall performance over the preceding year, as well as named executive officer performance and experience, length of service, changes in responsibilities and the level of pay compared to our Peer Group Companies. Included in this subjective determination is the Compensation Committee’s evaluation of the development and execution of strategic plans and the exercise of leadership. The weight given such factors by the Compensation Committee may vary from one named executive officer to another.

Salary increases for our named executive officers normally take effect on March 1st of each year. In March 2006, the effective date of the 2006 annual increases, the salaries for the named executive officers increased by approximately 5.67% over the March 2005 salaries based on the Company’s performance in 2005 against Company objectives adopted for that year and the named executive officers’ respective individual performances for that year.

In May 2006, the Company announced the resignation of its former Executive Vice President and Chief Financial Officer. At that time, the Company also announced that Mr. Posner, who has served as the Company’s Vice President, Chief Accounting Officer and Treasurer, had been promoted to the position of Executive Vice President, Chief Financial Officer and Treasurer. In connection with the promotion of Mr. Posner, on May 4, 2006, the Company entered into a letter agreement with Mr. Posner. Pursuant to that letter agreement, Mr. Posner is entitled to an annual base salary of $230,000, subject to adjustment after 2006. Mr. Posner also is eligible to earn an annual bonus equal to 35% of his base salary upon achievement of individual and corporate objectives. Upon commencement of his new position, Mr. Posner was granted an option to purchase 75,000 shares of Company common stock. The Company also entered into a severance agreement with Mr. Posner.

In March 2007, the effective date of the 2007 annual increases, the salaries for the named executive officers increased by approximately 4.73% over the March 2006 salaries based on the Company’s performance in 2006 against Company objectives adopted for that year and the named executive officers’ respective individual performances for that year.

Annual Bonus Compensation

In line with our strategy of rewarding performance, a significant part of the Company’s executive compensation philosophy is the payment of cash bonuses to named executive officers based on an annual evaluation of individual and Company performance, considering several factors as discussed below. The target bonuses (as a percentage of base salary) of each named executive officer are set forth in their respective employment agreements or letter agreements, as applicable. The target bonuses are intended to create an incentive for named executive officers to achieve the objectives established by the Compensation Committee. At the end of the fiscal year, the Compensation Committee determines in its discretion whether and how much cash bonus to pay each named executive officer based on its review of Company and individual performance. Depending on the Compensation Committee’s assessment, bonuses may be equal to, more or less than the previously established target amounts.

For 2006, each named executive officer’s bonus was determined based upon a year-end review of such named executive officer’s individual and Company performance. In evaluating performance, the Compensation Committee considered the Company’s performance against 2006 corporate objectives. The Compensation Committee’s evaluation considered the advancement of the Company’s DARA program to the point of submission of an Investigational New Drug Application to the U.S. Food and Drug Administration in December 2006 and the progress of the Company’s Discovery Organization with respect to advancing internal programs to development candidate status. The Compensation Committee evaluated the strategic partnerships that the Company entered into in 2006 and their respective terms. The Compensation Committee also focused on various cash and valuation metrics for the Company in 2006. In addition, the Compensation Committee considered each named executive officer’s performance of management, leadership and contractual responsibilities in determining the amount of such named executive officer’s bonus. Prorated changes in the annual target bonus levels can occur during the year if there are changes in the named executive officer’s salary grade level that warrant a target change. Each named executive officer’s bonus is prorated by the Compensation Committee based on the portion of the calendar year that the named executive officer was employed by the Company.

Because the Compensation Committee determines whether and how much cash bonus to pay each named executive officer based on a discretionary review of Company and individual performance, named executive officers’ bonuses are not considered to be “performance based” under Section 162(m) of the Internal Revenue Code. Therefore, the Company may not be able to deduct, on its corporate tax return, all of a named executive officer’s base salary and bonus if the total amount of such base salary and bonus (and other compensation considered under Section 162(m) of the Code) exceeds $1,000,000 in that fiscal year.

Target and Actual Annual Incentive Awards for 2006 paid to each of the named executive officers are shown in the table below, in dollars and as a percentage of salary. The actual bonus amounts are also included in the “Bonus” column of the Summary Compensation Table.

Annual Cash Bonuses

Name(1)	Target Payout as a % of Salary	Maximum Award (Dollar Value)	Actual Award ($)	Actual Award as a % of Salary
Leslie J. Browne, Ph.D. President and Chief Executive Officer	50%	192,500	82,000	21.3%
Brian M. Posner Executive Vice President, Chief Financial Officer and Treasurer	35%	80,500	70,000	30.4%
David M. Floyd, Ph.D. Executive Vice President, Chief Scientific Officer	35%	100,678	90,000	31.3%
Stephen C. Costalas, Esq. Executive Vice President, General Counsel and Secretary	30%	71,484	61,000	25.6%
Simon M. Tomlinson, Ph.D. Senior Vice President, Business Development	25%	54,654	50,000	22.9%

(1)          Michio Soga resigned as the Company’s Executive Vice President and Chief Financial Officer on May 3, 2006. Therefore, he was not eligible for a cash bonus for the year ended December 31, 2006.

Equity Compensation

We pay equity-based compensation to our named executive officers because it provides a vital link between the long-term results achieved for our stockholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in our long-term success. The purpose of equity compensation is to provide motivation to selected employees, directors and consultants of the Company to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to these employees, directors and consultants through the ownership and performance of the common stock of the Company. Equity-based compensation is paid in the form of stock options and/or restricted stock under our 2004 Stock Incentive Plan. Stock options typically vest over a four-year period following grant in an effort to incent the grantees to continue in the service of the Company for an extended period of time.

In addition to annual equity awards, the Compensation Committee may approve stock options and restricted stock awards for newly hired executives or in recognition of an executive’s promotion or expansion of responsibilities. During 2006, the Compensation Committee consulted with the Compensation Consultant regarding stock programs and competitive practices in the Peer Group Companies. The Compensation Consultant reported to the Compensation Committee concerning the equity compensation practices of the Peer Group Companies. The report focused on the forms and amount of equity compensation provided to the named executive officers of the Peer Group Companies, as well as the aggregate amount of equity used in the Peer Group Companies’ executive compensation programs. For 2006, the Compensation Committee sought to provide equity-based compensation (in the form of options to purchase common stock) at a level near the twenty-fifth percentile of comparable compensation paid to executives holding equivalent positions in the Peer Group Companies. Equity compensation awards were granted to the named executive officers in March 2006. The number of options to purchase common stock granted to each named executive officer in fiscal year 2006 is set forth in the Grants of Plan Based Awards Table below.

We do not have a program, plan or practice to time option grants in coordination with the release of material, non-public information, nor do we plan to time, nor have timed, our release of material, non-public information for the purpose of affecting the value of executive compensation.

Severance and Change in Control Benefits

We provide severance benefits to named executive officers because we believe that such benefits are essential to recruiting and retaining qualified executive officers. The Company believes the right to severance benefits provides our named executive officers the assurance of security if their employment is terminated for reasons beyond their control. In addition, when a change in control is contemplated, named executive officers may face an uncertain future with the Company after the change in control. We believe that these benefits alleviate the anxiety created by this uncertainty and allow the named executive officers to provide the most effective management during a period when a change in control is contemplated without being distracted by these attendant anxieties.

All named executive officers are entitled to severance benefits in the event of termination of employment under specified circumstances pursuant to their respective severance arrangements with the Company. The material terms of the Company’s severance benefits are described in the narrative section under the caption “Potential Payments upon Termination or Change in Control” below.

Perquisites

In 2006, we provided certain personal-benefit perquisites to named executive officers. The aggregate incremental cost to the Company of the perquisites received by each of the named executive officers in 2006 is included in the Summary Compensation Table below and described in the accompanying footnotes.

General Benefits

The following are standard benefits offered to all eligible Company employees, including named executive officers.

Retirement Benefits.   The Company maintains a tax-qualified 401(k) savings plan for all of our eligible employees, including the named executive officers, known as the Employee Tax Deferred Savings Plan of Pharmacopeia Drug Discovery, Inc. (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. Employees who have attained age 21 are eligible to participate in the Savings Plan by contributing through payroll deductions up to 100% of their base salary on a pre-tax basis up to the annual aggregate contribution limits imposed by law or regulation. The participating employee is not taxed on these contributions until they are distributed.

We make discretionary matching contributions to the Savings Plan on behalf of eligible participants in any plan year. Currently, we match employee contributions with our common stock in amounts equal to 50% of the employee’s contributions, to a maximum matching contribution of 3% of the employee’s eligible compensation. Our matching contributions are made solely in our common stock. However, participants may diversify their matching contributions at their option. Participants are always 100% vested in their pre-tax contributions and any matching contributions made on their behalf.

In 2006, we made discretionary matching contributions of approximately $37,038 in our common stock to the Company’s named executive officers. Our matching contributions allocated to the named executive officers under the Savings Plan are shown in the “All Other Compensation” column of the Summary Compensation Table.

Medical, Dental, Life Insurance and Disability Coverage.   Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available on a Company-wide basis to all eligible employees.

Other Paid Time-Off Benefits.   We also provide vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at other biopharmaceutical companies.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the CD&A section of the Company’s proxy statement with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A section be included in the Company’s proxy statement for fiscal year 2006.

Compensation Committee:

Carol A. Ammon, Chair, Independent Director

Gary E. Costley, Ph.D., Independent Director

Bruce A. Peacock, Ph.D., Independent Director

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, their ages and their positions are as follows:

Name	Age	Title
Leslie J. Browne(1)	57	President, Chief Executive Officer and Director
Brian M. Posner(2)	45	Executive Vice President, Chief Financial Officer and Treasurer
David M. Floyd(3)	61	Executive Vice President and Chief Scientific Officer
Stephen C. Costalas(4)	34	Executive Vice President, General Counsel and Secretary
Simon M. Tomlinson(5)	45	Senior Vice President, Business Development
Rene Belder (6)	49	Vice President, Clinical and Regulatory Affairs
Maria L. Webb(7)	51	Vice President, Preclinical, Biological and Pharmacological Services

(1)          Leslie J. Browne.   Dr. Browne has served as our President and Chief Executive Officer and a director since August 2004. Prior to joining us, he was the Chief Operating Officer at Iconix Pharmaceuticals, Inc., a chemogenomics company, from October 2001 to August 2004, where he led the research, development and informatics operations and launched Iconix’s first product, DrugMatrix®. Before that, he spent over a decade at Berlex/Schering AG, in several positions rising to Corporate Vice President, Berlex Laboratories, Inc. and President of Schering Berlin Venture Corporation. At Berlex Biosciences he rebuilt the drug discovery operation and championed a number of important pharma-biotech deals for Berlex, including Accelrys’ second signed pharma collaboration in the then new field of combinatorial chemistry. Before Berlex, he was employed by Ciba-Geigy Corporation, where he discovered Fadrozole, the first marketed non-steroidal aromatase inhibitor for the treatment of estrogen-dependent breast cancer. He also managed cardiovascular research at Ciba-Geigy Ltd., in Basel, Switzerland, where one of the group’s achievements was the discovery of Diovan®, the second angiotensin II antagonist ever to be marketed. He received his B.Sc. at Strathclyde University, in Glasgow, Scotland. After receiving his Ph.D. from the University of Michigan, he was a National Institutes of Health Postdoctoral Fellow at Harvard with the Nobel Laureate Professor R. B. Woodward.

(2)          Brian M. Posner.   Mr. Posner has served as our Executive Vice President, Chief Financial Officer and Treasurer since May 2006. Previously, he had served as our Vice President, Chief Accounting Officer and Treasurer since January 2006. He served as Vice President, Finance from March 2004 to January 2006, and, previously as Executive Director, Finance from August 2002 to March 2004 and Director, Finance from June 1999 to August 2002. Prior to joining Pharmacopeia, he was the Chief Financial Officer at Phytomedics, Inc., an early-stage biotechnology company from July 1997 to March 1999. Previously, Mr. Posner held senior financial positions at several organizations in the healthcare industry and was a member of the audit staff at PriceWaterhouseCoopers. Mr. Posner is a Certified Public Accountant and has a M.B.A. from Pace University.

(3)          David M. Floyd.   Dr. Floyd has served as our Executive Vice President and Chief Scientific Officer since February 2005. Prior to that, he served as Vice President of Discovery Chemistry at Bristol-Myers Squibb Company (“BMS”)  from 1992 to June 2003, where he had worldwide responsibility for a 400-person staff in the areas of immunology/inflammation, oncology, cardiovascular, metabolic, central nervous system and infectious disease research. He was Co-chair of the committee responsible for all aspects of drug discovery at Bristol-Myers Squibb including identifying and establishing external alliances with multiple companies in the United States, Europe and India. Dr. Floyd holds a Ph.D. in Organic Chemistry from the University of Michigan and a B.A. in Biological Science from San Francisco State University. He had a National Institutes of Health Postdoctoral Fellowship at Harvard University.

(4)          Stephen C. Costalas.   Mr. Costalas has served as our Executive Vice President, General Counsel and Secretary since January 2005. Mr. Costalas assumed responsibility for our Human Resources and Facilities Groups in January 2006 and May 2006, respectively. Previously, he was a lawyer at Dechert LLP practicing in its Corporate and Securities Group from November 1999 to December 2004. Mr. Costalas holds a J.D. from the University of Pennsylvania Law School and an A.B. from Dartmouth College.

(5)          Simon M. Tomlinson.   Dr. Tomlinson has served as our Senior Vice President, Business Development since April 2003. Prior to joining us, from March 2002 to April 2003, Dr. Tomlinson was Chief Executive Officer and President of Integrated Discovery Sciences Corporation, a company he co-founded, which developed and marketed a structure-based drug design platform based on powder x-ray diffraction technology. Previously, he was Vice President and General Manager Europe for DoubleTwist, Inc., from April 2000 through March 2002. From March 1989 through 2000, Dr. Tomlinson served in positions of increasing responsibility at Accelrys, Inc., most recently as Vice President, Global Accounts. Dr. Tomlinson holds a Ph.D. in Chemistry and a B.Sc. in Chemistry from University College, London.

(6)          Rene Belder.   Dr. Belder has served as our Vice President, Clinical and Regulatory Affairs since November 2006. Prior to joining us, Dr. Belder had been employed by BMS since 1987. He served as Vice President—Development Champion for a program in development at BMS since 2003. Prior to that, he served as Executive Director, Clinical Research and Life Cycle Management from 1999 to 2003, in which position he oversaw and coordinated clinical development of certain metabolic drugs. Dr. Belder has an M.D. from the Medical School at Erasmus University of Rotterdam, The Netherlands.

(7)          Maria L. Webb.   Dr. Webb has served as our Vice President, Preclinical Research, Biological and Pharmacological Sciences since May 2005. She was Vice President, Drug Discovery Research from April 2002 to May 2005. She served as Vice President, Biology of the Pharmacopeia Drug Discovery division of Pharmacopeia from October 2000 to April 2002 and as Executive Director, Biology, from November 1999 to October 2000, Senior Director, Biology, from January 1999 to November 1999 and Director, Biology from September 1996 to January 1999. Prior to joining Pharmacopeia, Dr. Webb was a Senior Scientist at BMS from 1989 to 1996. Dr. Webb holds a Ph.D. in Physiology from The Pennsylvania State University and a B.A. in Biology from Montclair State University.

Compensation Tables

Summary Compensation Table.   The following table summarizes compensation information for our named executive officers for the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(1)		Total ($)
Leslie J. Browne, Ph.D.	2006	379,167		82,000	(2)	—	338,379	(3)	—	—		19,635	(4)	819,181
President and Chief Executive Officer
Brian M. Posner	2006	210,853	(5)	70,000	(2)	—	114,617	(3)	—	—		6,600	(6)	402,070
Executive Vice President, Chief Financial Officer and Treasurer
David M. Floyd, Ph.D.	2006	285,542		90,000	(2)	—	181,558	(3)	—	—		6,600	(6)	563,700
Executive Vice President and Chief Scientific Officer
Stephen C. Costalas, Esq.	2006	236,900		61,000	(2)	—	152,693	(3)	—	—		6,600	(6)	457,193
Executive Vice President, General Counsel and Secretary
Simon M. Tomlinson, Ph.D.	2006	217,012		50,000	(2)	—	84,474	(3)	—	1,041	(7)	6,600	(6)	359,127
Senior Vice President, Business Development
Former Executive Michio Soga	2006	104,584	(8)	—		—	117,507	(3)	—	—		117,330	(9)	339,421
Executive Vice President and Chief Financial Officer

(1)                The value of certain perquisites or personal benefits is not included in the amounts disclosed for certain named executive officers because the aggregate value of such benefits and perquisites did not exceed $10,000.

(2)                Represents management bonus earned in 2006.

(3)                Represents share-based compensation expense incurred for the year ended December 31, 2006 related to the vesting of options as computed in accordance with SFAS 123R. The aggregate full grant date fair value of the stock options awarded to each named executive officer in 2006 was as follows: Leslie J. Browne, $258,728; Brian M. Posner, $447,938; David M. Floyd, $118,583; Stephen C. Costalas, $107,803; and Simon M. Tomlinson, $103,491.

(4)                Represents Company paid club membership dues of $13,035 and Company 401(k) matching contributions of $6,600 in 2006.

(5)                Mr. Posner was promoted to Executive Vice President and Chief Financial Officer in May 2006.

(6)                Represents Company 401(k) matching contribution of $6,600 in 2006.

(7)                Represents 2006 net investment earnings on assets held in the Company’s Non-qualified Deferred Compensation Plan.

(8)                Represents wages paid of $104,584 for active employment through May 3, 2006.

(9)                Represents Company 401(k) matching contributions of $4,038, vacation payout of $11,192, and severance wages paid of $102,100 in 2006.

Grants of Plan-Based Awards.   The following table sets forth each grant of stock options made during the year ended December 31, 2006 to our named executive officers for the year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)
Leslie J. Browne	3/1/2006	2/21/2006	—	75,000	4.75
Brian M. Posner	3/1/2006	2/21/2006	—	25,000	4.75
	5/4/2006	5/4/2006	—	75,000	6.20
David M. Floyd	3/1/2006	2/21/2006	—	34,375	4.75
Stephen C. Costalas	3/1/2006	2/21/2006	—	31,250	4.75
Simon M. Tomlinson	3/1/2006	2/21/2006	—	30,000	4.75
Former Executive
Michio Soga	—	—	—	—	—

(1)          The listed options become exercisable as follows: one-quarter of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter for the next 36 months contingent upon the optionee’s continued employment.

Outstanding Equity Awards at Year-End.   The following table sets forth outstanding equity awards as of December 31, 2006 for our named executive officers for the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)	($)
Leslie J. Browne	175,000	125,000	—	5.20	8/9/2014	—	—	—	—
	—	75,000	—	4.75	3/1/2016	—	—	—	—
Brian M. Posner	14,027	—	—	4.94	6/21/2009	—	—	—	—
	11,000	—	—	19.77	7/11/2010	—	—	—	—
	12,760	—	—	5.30	9/24/2011	—	—	—	—
	7,700	—	—	4.32	10/17/2012	—	—	—	—
	15,124	6,876	—	8.88	3/16/2014	167	711	—	—
	—	25,000	—	4.75	3/1/2016	—	—	—	—
	—	75,000	—	6.20	5/4/2016	—	—	—	—
David M. Floyd	22,000	—	—	4.77	7/23/2013	—	—	—	—
	68,749	81,251	—	5.24	2/1/2015	—	—	—	—
	—	34,375	—	4.75	3/1/2016	—	—	—	—
Stephen C. Costalas	59,895	65,105	—	5.81	1/3/2015	—	—	—	—
	—	31,250	—	4.75	3/1/2016	—	—	—	—
Simon M. Tomlinson	60,497	5,503	—	3.90	4/1/2013	—	—	—	—
	7,560	3,440	—	8.88	3/16/2014	167	711	—	—
	—	30,000	—	4.75	3/1/2016	—	—	—	—
Former Executive
Michio Soga	44,028	—	—	4.13	5/3/2007	—	—	—	—

(1)                These options become exercisable as follows: one-quarter of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter for the next 36 months contingent upon the optionee’s continued employment.

(2)                These shares of unvested common stock become fully vested on March 16, 2007.

Option Exercises and Stock Vested.   The following table sets forth information regarding exercises of stock options and vesting of restricted stock that occurred during the year ended December 31, 2006 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leslie J. Browne	—	—	—	—
Brian M. Posner	—	—	167	745
David M. Floyd	—	—	—	—
Stephen C. Costalas	—	—	—	—
Simon M. Tomlinson	—	—	167	745
Former Executive
Michio Soga	—	—	—	—

Nonqualifed Deferred Compensation Plan.   The following table sets forth information regarding the contributions, earnings and balances of the Company’s Nonqualified Deferred Compensation Plan as of and for the year ended December 31, 2006 for our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Leslie J. Browne	—	—	—	—	—
Brian M. Posner	—	—	—	—	—
David M. Floyd	—	—	—	—	—
Stephen C. Costalas	—	—	—	—	—
Simon M. Tomlinson	—	—	1,041	—	24,305
Former Executive
Michio Soga	—	—	—	—	—

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company entered into employment agreements with each of the executive officers named in our Summary Compensation Table that provide for the various components of compensation described in the CD&A.

Non-Solicitation; Non-Competition

Dr. Browne’s agreement provides that during his employment and for twenty-four months after his termination, he may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours. Similarly, the employment or severance agreements of Mr. Posner, Dr. Floyd, Mr. Costalas and Mr. Soga contain similar restrictions during their employment and for a one-year period after their termination.

Potential Payments Upon Termination or Change in Control

The employment agreements of Dr. Browne and Mr. Tomlinson and the severance agreements of Mr. Posner, Dr. Floyd, Mr. Costalas and Mr. Soga provide for severance payments upon the termination of their employment. Such agreements do not provide for payments upon a change in control, but may provide additional severance benefits in the event the named executive is terminated following or in connection with a change in control.

Dr. Browne

On July 14, 2004, we entered into an employment agreement with Dr. Browne to serve as our President and Chief Executive Officer. We amended and restated the employment agreement effective February 27, 2006. If Dr. Browne is terminated by us without “cause” (as defined below), terminates his employment for “good reason” (as defined below) or terminates employment due to disability, we must pay a pro rata portion of his bonus and 24 months of salary in a lump sum, continue group medical coverage for 24 months, and, if the termination occurs during the first year of the term, then one-quarter of his options granted on his start date will vest on the termination date.

Under Dr. Browne’s agreement, “cause” is defined as:

•       any gross failure by Dr. Browne (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of his employment agreement, which continues for thirty days after written notice by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       Dr. Browne’s dishonesty or other willful misconduct;

•       Dr. Browne’s conviction of any felony or any other crime involving moral turpitude, whether or not relating to his employment;

•       Dr. Browne’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under his employment agreement or otherwise affecting the ability of Dr. Browne to perform those duties and responsibilities;

•       Dr. Browne’s failure to comply with a lawful written direction of the board of directors; or

•       any wanton or willful dereliction of duties by Dr. Browne.

Under Dr. Browne’s agreement, “good reason” is defined as:

•       Dr. Browne’s removal as President and Chief Executive Officer;

•       any other material adverse change to Dr. Browne’s duties, authority or responsibilities;

•       reduction by more than twenty percent of Dr. Browne’s base salary without his written consent;

•       material reduction in the kind or level of benefits provided to Dr. Browne without his written consent;

•       Dr. Browne is required to relocate his residence following relocation by more than fifty miles;

•       a material breach of the agreement by us that is not cured within 30 days of written notice by

Dr. Browne; or

•       a change of control that materially changes Dr. Browne’s duties, title or responsibilities.

In the event of a termination due to disability, Dr. Browne’s benefits will be reduced by any payments made to him under a disability plan. If Dr. Browne is terminated without cause in connection with a change in control, then in addition to the benefits described above, all of Dr. Browne’s options will immediately vest and he will receive a pro rata bonus based upon the prior three years’ bonus history (or, if less than three years’ history is available, his target for the year of his termination). If we notify Dr. Browne that we do not want to renew the employment agreement, upon the expiration we must pay a pro rata portion of his bonus and 12 months of salary in monthly installments, and continue group medical coverage for 12 months. Dr. Browne must execute a release to receive severance payments. In the event any payments under the employment agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes.

Mr. Posner

On May 4, 2006, we entered into a severance agreement with Mr. Posner. In the event Mr. Posner’s employment with us is terminated without “cause” (as defined below) or Mr. Posner terminates his employment for “good reason” (as defined below), then Mr. Posner is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following the termination date or until Mr. Posner has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement under which granted. Mr. Posner must execute a release to receive payments and other benefits under the severance agreement. In the event of termination due to disability, Mr. Posner will receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the applicable plans under which they were granted. If Mr. Posner’s employment with us is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum payment of one and one-half times his annual base salary in effect on termination date, (3) a lump sum payment of one and one half times his target incentive bonus, (4) group medical continuation coverage until the earlier of 18 months after his termination date or the date Mr. Posner obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities will vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term. The severance agreement supersedes the severance agreement dated February 8, 2005 between us and Mr. Posner.

Dr. Floyd

On January 7, 2005, we entered into a severance agreement with Dr. Floyd. We amended the severance agreement on November 3, 2005. In the event Dr. Floyd’s employment with us is terminated without “cause” (as defined below) or Dr. Floyd terminates for “good reason” (as defined below), then Dr. Floyd is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Dr. Floyd has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other severance agreements under which granted. In the event certain payments under the severance agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes. Dr. Floyd must execute a release to receive payments under his severance agreement.

In the event of termination due to disability, Dr. Floyd shall receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan. If Dr. Floyd is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum of one and one-half times his annual base salary in effect on the termination date, (3) a lump sum of one and one half times his Target Incentive Bonus, (4) group medical continuation coverage until earlier of 18 months after the termination date or the date Dr. Floyd obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Mr. Costalas

On December 2, 2004, we entered into a severance agreement with Mr. Costalas. We amended the severance agreement on November 3, 2005. In the event Mr. Costalas’ employment with us is terminated without “cause” (as defined below) or Mr. Costalas terminates his employment for “good reason” (as defined below), then Mr. Costalas is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Mr. Costalas has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other severance agreements under which granted. In the event certain payments under the severance agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes. Mr. Costalas must execute a release to receive payments under his severance agreement.

In the event of termination due to disability, Mr. Costalas shall receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan. If Mr. Costalas is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum of one and one-half times his annual base salary in effect on the termination date, (3) a lump sum of one and one half times his Target Incentive Bonus, (4) group medical continuation coverage until earlier of 18 months after the termination date or the date Mr. Costalas obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Definitions of “Cause” and “Good Reason”

Under each of Mr. Posner’s, Dr. Floyd’s and Mr. Costalas’ severance agreements, “cause” is defined as:

•       any gross failure by the named executive officer (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of this severance agreement, which continues for thirty days after written notice provided by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       the named executive officer’s dishonesty or other willful misconduct;

•       the named executive officer’s conviction of any felony or of any other crime involving moral turpitude, whether or not relating to the named executive officer’s employment;

•       the named executive officer’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under this severance agreement or otherwise affecting the ability of the named executive officer to perform those duties and responsibilities;

•       the named executive officer’s failure to comply with a lawful written direction from us; or

•       any wanton or willful dereliction of duties by the named executive officer.

Under each of Mr. Posner’s, Dr. Floyd’s and Mr. Costalas’ severance agreements, “good reason” is defined as:

•       a material breach of the severance agreement or applicable letter agreement between the named executive officer and the Company, by the Company that is not cured within 30 days of written notice by the named executive officer;

•       a requirement that the named executive officer relocate from his residence or to commute more than fifty miles from the offices at which he is principally employed;

•       a diminution in the named executive officer’s title, or material diminution in his duties or conditions of his employment; or

•       a reduction by more than twenty percent of the named executive officer’s base salary without his written consent.

Dr. Tomlinson

On March 21, 2003, we entered into a letter agreement with Dr. Tomlinson. Under this letter agreement, we agreed to provide Mr. Tomlinson with not less than 90 days notice prior to any involuntary termination of his employment with us, without cause, by us. In the event of such a termination, Dr. Tomlinson will receive a severance payment equal to three months of his then-current base salary.

Mr. Soga

On June 16, 2005, we entered into a severance agreement with Mr. Soga, which we then amended and restated as of May 3, 2006. Under the terms of the restated agreement, Mr. Soga’s employment with the Company terminated as of the close of business on May 3, 2006. The severance agreement provides that six months following the effective date of such termination, Mr. Soga will be entitled to (1) a lump sum payment of One Hundred Two Thousand, One Hundred Dollars ($102,100.00) and (2) continuation of group medical and dental coverage until the earlier of four months following the termination date or until Mr. Soga has obtained comparable medical and dental coverage. Mr. Soga must execute a release to receive payments under his severance agreement. The severance agreement also provides that an option for the purchase of 44,028 shares of Common Stock of the Company (the “Vested Shares”) granted by the Company to Mr. Soga pursuant to the Incentive Stock Option Award Notice dated June 16, 2005 shall be fully vested on May 4, 2006, and the remainder of the shares of Common Stock of the Company subject to such option are forfeited. The Vested Shares shall be exercisable by Mr. Soga beginning on July 4, 2006 and ending on May 3, 2007, after which date any such Vested Shares that have not been exercised shall no longer be exercisable by Mr. Soga.

The following table provides estimates of the potential severance and other post-termination benefits the named executive officers would receive assuming their employment was terminated as of December 31, 2006:

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Cash Severance Payment ($)		Incremental Pension Benefit (present value)	Continuation of Medical/Welfare Benefits (present value) ($)		Acceleration and Continuation of Equity Awards (unamortized as of 12/31/06) ($)(1)	Excise Tax Gross-up	Total Termination Benefits ($)
Leslie J. Browne, Ph.D.
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	996,564	(2)	—	24,953	(3)	644,090	—	1,665,607
Involuntary termination after change in control	996,564	(2)	—	24,953	(3)	644,090	—	1,665,607
Brian M. Posner
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	345,439	(4)	—	14,715	(5)	410,478	—	770,632
Involuntary termination after change in control	460,439	(6)	—	22,072	(7)	410,478	—	892,989
David M. Floyd, Ph.D.
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	388,328	(8)	—	2,043	(5)	383,378	—	783,399
Involuntary termination after change in control	532,153	(9)	—	3,065	(7)	383,378	—	933,070
Stephen C. Costalas, Esq.
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	312,979	(10)	—	15,580	(5)	345,627	—	674,186
Involuntary termination after change in control	432,119	(11)	—	23,369	(7)	345,627	—	801,115
Simon M. Tomlinson, Ph.D.
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	75,258	(12)	—	—		113,759	—	189,017
Involuntary termination after change in control	75,258	(12)	—	—		113,759	—	189,017
Former Executive
Michio Soga(13)
Voluntary Retirement	—		—	—		—	—	—
Involuntary termination or good reason	—		—	—		—	—	—
Involuntary termination after change in control	—		—	—		—	—	—

(1)                Represents unamortized fair value of share-based compensation as of December 31, 2006 as calculated in accordance with SFAS 123R.  See Note 2 to the financial statements of the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards.

(2)                Represents 24 months of salary totaling $770,000, 2006 target bonus totaling $192,500 and accrued vacation totaling $34,064 as of December 31, 2006.

(3)                Represents the cost of group medical benefits continuation for 24 months.

(4)                Represents 12 months of salary totaling $230,000, 2006 target bonus totaling $80,500 and accrued vacation totaling $34,939 as of December 31, 2006.

(5)                Represents the cost of group medical benefits continuation for 12 months.

(6)                Represents 18 months of salary totaling $345,000, 2006 target bonus totaling $80,500 and accrued vacation totaling $34,939 as of December 31, 2006.

(7)                Represents the cost of group medical benefits continuation for 18 months.

(8)                Represents 12 months of salary totaling $287,650 and 2006 target bonus totaling $100,678.

(9)                Represents 18 months of salary totaling $431,475 and 2006 target bonus totaling $100,678.

(10)           Represents 12 months of salary totaling $238,280, 2006 target bonus totaling $71,484 and accrued vacation totaling $3,215 as of December 31, 2006.

(11)          Represents 18 months of salary totaling $357,420, 2006 target bonus totaling $71,484 and accrued vacation totaling $3,215 as of December 31, 2006.

(12)          Represents 3 months of salary totaling $54,654 and accrued vacation totaling $20,604 as of December 31, 2006.

(13)          Mr. Soga resigned as the Company’s Executive Vice President and Chief Financial Officer on May 3, 2006.  Therefore, he was not eligible for any potential payments upon termination or a change in control as of December 31, 2006.

Stock Ownership of Principal Stockholders and Management

The following table sets forth the beneficial ownership of our Common Stock as of March 9, 2007 (i) by all persons known to us to be the beneficial owners of more than 5% of our Common Stock, (ii) by each of the executive officers named in the table under “Executive Compensation-Summary Compensation Table,” (iii) by each director and nominee for director, and (iv) by all current directors and executive officers as a group. Unless otherwise specified, all shares are directly held.

Name of Person or Entity (1)	Number of Shares		Approximate Percentage of Total Voting Power (2)
BVF Inc. Biotechnology Value Fund, L.P. Biotechnology Value Fund II, L.P. BVF Investments, L.L.C. Investment 10, L.L.C. BVF Partners L.P.	2,027,570	(3)	9.44%
900 North Michigan Avenue, Suite 1100 Chicago, IL 60611
OrbiMed Advisors L.L.C. OrbiMed Capital L.L.C. Samuel D. Isaly	1,917,100	(4)	8.87%
767 3rd Avenue, 30th Floor New York, NY 10017
David J. Greene and Company, L.L.C.	1,330,996	(5)	6.24%
599 Lexington Avenue New York, NY 10022
OZ Management, L.L.C OZ Master Fund Ltd. Daniel S. Och	1,328,389	(6)	6.22%
9 West 57th Street, 39th Floor New York, NY10019
Federated Investors, Inc. John F. Donahue Rhodora J. Donahue J. Christopher Donahue	1,125,000	(7)	5.22%
Federated Investors Tower Pittsburgh, PA 15222-3779
Joseph A. Mollica	490,293	(8)	2.25%
Leslie J. Browne	231,778	(9)	1.07%
David M. Floyd	119,310	(10)	*
Brian M. Posner	93,295	(11)	*
Simon M. Tomlinson	87,306	(12)	*
Stephen C. Costalas	85,171	(13)	*
Paul A. Bartlett	78,319	(14)	*
James J. Marino	52,954	(15)	*
Gary E. Costley	44,799	(16)	*
Frank Baldino, Jr.	40,499	(17)	*
Bruce A. Peacock	24,000	(18)	*
Steven J. Burakoff	14,000	(19)	*
Carol A. Ammon	10,000	(20)	*
Martin H. Soeters	—		*
Michio Soga	—		*
All Current Directors and Executive Officers as a group (15 persons)	1,594,935	(21)	7.00%

                  * Less than one percent.

        (1) This table is based upon information supplied by officers, directors and principal stockholders, including in particular, reports filed on Schedule 13G, Form 4 and Form 5 with the Securities and Exchange Commission.

        (2) Each percentage is based upon 21,344,417 shares of Common Stock outstanding on March 9, 2007 and gives effect to the shares of the Company’s Common Stock issuable within 60 days of March 9, 2007 upon the exercise of all options, warrants and other rights beneficially owned by the indicated stockholder on that date and with respect to the group, all such stockholders. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as being beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

        (3) BVF Inc., Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF Investments, L.L.C. (“Investments”), Investment 10, L.L.C. (“ILL10”), and BVF Partners L.P. (“Partners”) filed an amended Schedule 13G with respect to the Company’s Common Stock on February 12, 2007. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G and Company records, which reported: (i) BVF has shared voting and dispositive power for 439,370 of the indicated shares, of which 31,200 shares are attributable to warrants (ii) BVF2 has shared voting and dispositive power for 303,580 of the indicated shares, of which 21,500 shares are attributable to warrants (iii) Investments has shared voting and dispositive power for 1,154,020 of the indicated shares, of which 83,000 shares are attributable to warrants; (iv) ILL10 has shared voting and dispositive power for 130,600 of the indicated shares, of which 9,300 shares are attributable to warrants; and (v) BVF Inc. and Partners each have shared voting and dispositive power for 2,027,570 of the indicated shares, of which 145,000 shares are attributable to warrants. None of BVF, BVF2, Investments, ILL10, BVF Inc. and Partners has sole voting or dispositive power with respect to any of the indicated shares.

        (4) OrbiMed Advisors LLC (“Advisors”), OrbiMed Capital LLC (“Capital”) and Samuel D. Isaly filed an amended Schedule 13G with respect to the Company’s Common Stock on February 13, 2007. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G and Company records, which reported: (i) Advisors has shared voting and dispositive power for 1,264,600 of the indicated shares, of which 144,400 shares are attributable to warrants, (ii) Capital has shared voting and dispositive power for 652,500 of the indicated shares, of which 130,500 are attributable to warrants, and (iii) Mr. Isaly has shared voting power and dispositive power for 1,917,100 of the indicated shares. None of Advisors, Capital and Mr. Isaly has sole voting or dispositive power with respect to any of the indicated shares.

        (5) David J. Greene and Company, L.L.C. filed an amended Schedule 13G with respect to the Company’s Common Stock on February 8, 2007. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. David J. Greene and Company, L.L.C. has shared voting power with respect to 1,009,968 of the indicated shares and shared dispositive power with respect to 1,330,996 of the indicated shares.

        (6) OZ Management, L.L.C. (“OZ”), OZ Master Fund Ltd. (“OZMD”) and Daniel S. Och filed an amended Schedule 13G with respect to the Company’s Common Stock on February 14, 2007. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G. As reported in said Schedule 13G, OZ, OZMD and Mr. Och each disclaim beneficial ownership of such shares, which are beneficially owned as follows: (i) OZMD has sole dispositive and voting power for 1,258,917 of the indicated shares, (ii) OZ has sole dispositive and voting power for 1,328,389 of the indicated shares, which it owns for investment purposes on behalf of investment funds and discretionary accounts, including OZMD, and (iii) Mr. Och, as the senior managing member of OZ, has sole dispositive and voting power for 1,328,389 of the indicated shares.

        (7) Federated Investors, Inc., John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue filed a Schedule 13G with respect to the Company’s Common Stock on February 13, 2007. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G and Company records. Federated Investors, Inc. has sole voting and dispositive power with respect to 1,125,000 of the indicated shares, of which 225,000 shares are attributable to warrants, and Messrs. Donahue and Ms. Donahue each have shared voting and dispositive power with respect to 1,125,000 of the indicated shares.

        (8) Includes 406,593 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

        (9) Includes 221,872 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (10) Includes 116,400 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (11) Includes 88,485 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (12) Includes 83,226 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (13) Includes 82,030 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (14) Includes 47,100 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (15) Includes 40,500 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (16) Includes 43,799 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (17) Includes 40,499 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (18) Includes 24,000 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (19) Includes 14,000 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (20) Includes 10,000 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

  (21) Includes 1,435,090 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 9, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. On the basis of reports and representations submitted by or on behalf of our executive officers and directors, all Forms 3, 4 and 5 showing ownership of and change of ownership in our equity securities during 2006 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act except that the Form 3 for Dr. Belder that should have been filed on November 23, 2006 was inadvertently filed in an untimely manner on December 4, 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee at December 31, 2006 were Ms. Ammon, Dr. Costley and Mr. Peacock. Dr. Baldino served as Chair of the Compensation Committee from January to May 2006. There were no Compensation Committee interlocks or insider (employee) participation during 2006.

Certain Relationships and Related Transactions

Mr. Marino, one of our directors, is a partner at Dechert, LLP, a law firm that we retained in 2006 and continue to retain in 2007. In 2006, we expended approximately $373 thousand in fees related to services provided by that law firm.

Dr. Baldino, one of our directors, is Chairman and Chief Executive Officer of Cephalon, Inc. In May 2006, we entered into a collaboration and license agreement with Cephalon providing for the formation of a new drug discovery, development and commercialization alliance. Pursuant to the agreement with Cephalon, we received an up-front, non-refundable payment of $15.0 million in June 2006 to support our research efforts over the next three years. In 2006, the Company recognized revenue from these research efforts of approximately $2.9 million.

The Audit Committee of our Board of Directors is responsible for reviewing and recommending action to the Board of Directors regarding potential material transactions with any related party. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter, a copy of which is posted on our Internet website at www.pharmacopeia.com.

To identify related party transactions, each year, we require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Ethics and Business Conduct Policy requires all directors, officers and employees who may have a potential or apparent conflict of interest to make prompt and full written disclosure to the Company’s legal department.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests.  Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner.

A copy of our Ethics and Business Conduct Policy is available on our website, www.pharmacopeia.com.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen C. Costalas
Secretary

March 30, 2007

Appendix A

AMENDED AND RESTATED
PHARMACOPEIA DRUG DISCOVERY, INC.
2004 STOCK INCENTIVE PLAN

Originally Effective April 6, 2004
Amendment and Restatement Effective May   , 2007

TABLE OF CONTENTS

ARTICLE 1 PURPOSE AND TERM OF PLAN		4
1.1.	Purpose	4
1.2.	Term	4
ARTICLE 2 DEFINITIONS		4
ARTICLE 3 ELIGIBILITY		8
3.1.	In General	8
3.2.	Incentive Stock Options	8
ARTICLE 4 PLAN ADMINISTRATION		9
4.1.	Members	9
4.2.	Responsibility	9
4.3.	Authority of the Committee	9
4.4.	Discretionary Authority	9
4.5.	Section 162(m) of the Code	9
4.6.	Action by the Committee	9
4.7.	Allocation and Delegation of Authority	9
ARTICLE 5 FORM OF AWARDS		10
5.1.	In General	10
5.2.	Foreign Jurisdictions	10
ARTICLE 6 SHARES SUBJECT TO PLAN		11
6.1.	Available Shares	11
6.2.	Adjustment to Shares	11
6.3.	Maximum Award Payable	12
ARTICLE 7 PERFORMANCE AWARDS		12
7.1.	Purpose	12
7.2.	Eligibility	12
7.3.	Discretion of Committee with Respect to Performance Awards	12
7.4.	Payment of Performance Awards	12
ARTICLE 8 STOCK OPTIONS		13
8.1.	In General	13
8.2.	Terms and Conditions of Options	13
8.3.	Restrictions Relating to Incentive Stock Options	13
8.4.	Additional Terms and Conditions	14
8.5.	Exercise of Option and Payment of Option Price	14
ARTICLE 9 STOCK APPRECIATION RIGHTS		14
9.1.	In General	14
9.2.	Terms and Conditions of Tandem SARs	14
9.3.	Terms and Conditions of Freestanding SARs	14
9.4.	Deemed Exercise	15
9.5.	Additional Terms and Conditions	15
ARTICLE 10 STOCK AWARDS		15
10.1.	Grants	15

10.2.	Stock Award Restrictions	15
10.3.	Rights as Stockholders	15
10.4.	Evidence of Award	15
ARTICLE 11 PERFORMANCE UNITS		15
11.1.	Grants	15
11.2.	Performance Criteria	15
11.3.	Additional Terms and Conditions	16
ARTICLE 12 PERFORMANCE SHARES		16
12.1.	Grants	16
12.2.	Performance Criteria	16
12.3.	Additional Terms and Conditions	16
ARTICLE 13 VESTING AND PAYMENT OF AWARDS		16
13.1.	Vesting	16
13.2.	Payment	16
13.3.	Death	16
13.4.	Disability	17
13.5.	Retirement	17
13.6.	Approved Reason	17
13.7.	Termination for Cause	17
13.8.	Other Terminations	18
13.9.	Incentive Stock Options	18
13.10.	Other Awards	18
13.11.	Set-Off	18
ARTICLE 14 DIVIDEND AND DIVIDEND EQUIVALENTS		19
ARTICLE 15 DEFERRAL OF AWARDS		19
ARTICLE 16 CHANGE IN CONTROL		20
16.1.	Background	20
16.2.	Options and SARs	20
16.3.	Stock Awards	20
16.4.	Treatment of Performance Units and Performance Shares	20
16.5.	Deferred Awards	21
ARTICLE 17 MISCELLANEOUS		21
17.1.	Nonassignability	21
17.2.	Withholding Taxes	22
17.3.	Amendments to Awards	22
17.4.	Regulatory Approvals and Listings	22
17.5.	No Right to Continued Employment, Service or Grants	23
17.6.	Amendment/Termination	23
17.7.	Governing Law	23
17.8.	No Right, Title, or Interest in Company Assets	23
17.9.	Section 16 of the Exchange Act	23
17.10.	No Guarantee of Tax Consequences	23

PHARMACOPEIA DRUG DISCOVERY, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Effective April 6, 2004

Effective as Amended and Restated May   , 2007

ARTICLE 1
PURPOSE AND TERM OF PLAN

1.1.                Purpose.   The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

1.2.                Term.   The Plan was originally approved by the Board on March 16, 2004, and became effective upon the date of the approval by Pharmacopeia’s stockholders. This amendment and restatement was approved by the Board on                      , 2007 and becomes effective on the date of the approval by the Company’s stockholders. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained.

ARTICLE 2
DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

2.1.                “Affiliate”   means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.                “Approved Reason”   means a reason for terminating employment with the Company, which, in the opinion of the Committee, is in the best interests of the Company. The Committee must specifically designate that a Participant has been terminated for an Approved Reason. Absent such determination by the Committee, a Participant cannot be found to have terminated for an Approved Reason.

2.3.                “Award”   means any form of Option, SAR, Stock Award, performance unit, performance share, or Performance Award, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.4.                “Award Notice”   means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the written document in the exercise of its sole and absolute discretion.

2.5.                “Board”   means the Board of Directors of the Company.

2.6.                “Calendar Year Subaccount”   means a notional bookkeeping account to which all of a Participant’s deferred Awards are credited.

2.7.                “Cause”   means, unless otherwise provided in an employment, change in control, severance or similar agreement between a Participant and the Company or in an Award Notice: (a) any gross failure by the Participant (other than by reason of Disability) to faithfully and professionally carry out his or her duties or to comply with any other material provision of his or her employment agreement, if any, which continues for thirty days after written notice by the Company; provided, that the Company does not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion; (b) the Participant’s dishonesty or other willful misconduct;  (c) the Participant’s conviction of any felony or of any other crime involving moral turpitude, whether or not relating to his or her employment; (d) the Participant’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his or her duties and responsibilities under his or her employment agreement or otherwise affecting the ability of Participant to perform those duties and responsibilities; (e) the Participant’s failure to comply with a lawful written direction of the Company; (f) any wanton or willful dereliction of duties by the Participant; or (g) breach of the Company’s Code of Ethics or insider trading policies.

2.8.                “CEO”   means the Chief Executive Officer of the Company.

2.9.                “Change In Control”   means: (i) any “person” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, including a “group” within the meaning of Section 13(d) but excluding the Company and any of its Subsidiaries or Affiliates and any employee benefit plan sponsored or maintained by the Company or any subsidiary thereof), shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”) of the Company (the “Company Voting Securities”); or (ii) the consummation of a merger, consolidation, reorganization or any other business combination (any of the foregoing, a “Business Combination”) of or involving the Company and another person or persons where the persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such Business Combination do not beneficially own, directly or indirectly, immediately after such transaction, securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Company Voting Securities or Voting Securities of the entity acquiring the Company in such Business Combination; (iii) shareholder approval of a complete liquidation or dissolution of the Company; or (iv) a sale, lease, exchange or other disposition or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company; provided, that a change in control under this clause shall not be deemed to have occurred where (x) the Company sells, exchanges or otherwise disposes of or transfers all or substantially all of its assets or business to another corporation which is beneficially owned, directly or indirectly, immediately following such transaction by the holders of Company Voting Securities in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction and (y) such corporation assumes the Plan; or (v) during any period of two consecutive years, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board (or, if applicable, of a successor to the Company), where the term “Continuing Director” means at any date a director of the Company who was (x) a director at the beginning of such period or (y) nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election (it being understood that no individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board shall be a Continuing Director).

2.10.              “Code”   means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.11.              “Committe”   means the Board or the committee designated by the Board to administer the Plan under Article 4. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded. Notwithstanding the foregoing, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code and the regulations thereunder. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

2.12.              “Common Stock”   means the common stock, $0.01 par value per share, of the Company that may be newly issued or treasury stock.

2.13.              “Company”   means with respect to Employees and consultants, Pharmacopeia and its Subsidiaries and Affiliates provided, however, that with respect to Directors, Company shall only mean Pharmacopeia.

2.14.              “Consultants”   means the consultants, advisors and independent contractors retained by the Company.

2.15.              “Covered Employee”   means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

2.16.              “Director”   means a non-Employee member of the Board.

2.17.              “Disability”   means a physical or mental impairment that satisfies the definition of disability under Section 22(e)(3) of the Code.

2.18.              “Effective Date”   means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

2.19.              “Employee”   means any person employed by the Company on a full or part-time basis.

2.20.              “Exchange Act”   means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.21.              “Fair Market Value”   means on any given date:

(a)           if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

(b)          if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

(c)           if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee and in accordance with applicable provisions of the Code or regulations and rulings thereunder.

2.22.              “Incentive Stock Option”   means an Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

2.23.              “Negative Discretion”   means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase an Award above the maximum amount payable under Section 6.3 of the Plan.

2.24.              “Non-Qualified Stock Option”   means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option by the Committee.

2.25.              “Option”   means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

2.26.              “Participant”   means either an Employee, Director or Consultant to whom an Award has been granted by the Committee under the Plan.

2.27.              “Performance Awards”   means the Stock Awards, performance units and performance shares granted to Covered Employees pursuant to Article 7. All Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.28.              “Performance Criteria”   means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following:  revenue growth; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction. To the extent required by Section 162(m) of the Code, the Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

2.29.              “Performance Formula”   means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

2.30.              “Performance Goals”   means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on the performance of the Company, any Subsidiary or any division or business unit within the Company or any Subsidiary, and if so desired by the Committee, by comparison with a peer group of companies. Unless otherwise stated, such Performance Goals, need not be based upon an increase or positive result and could include, for example, maintaining the status quo or limiting economic loss (measured, in each case, by reference to specific Performance Criteria.) The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

2.31.              “Performance Period”   means the one or more periods of time (of at least 12 months), which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

2.32.              “Pharmacopeia”   means Pharmacopeia, Inc., a Delaware corporation, formerly known as Pharmacopeia Drug Discovery, Inc.

2.33.              “Plan”   means this Pharmacopeia, Inc. 2004 Stock Incentive Plan, as amended from time to time.

2.34.              “Restricted Stock”   means a Stock Award granted pursuant to Article 11 subject to the restrictions provided in the applicable Award Notice.

2.35.              “Retirement”   means, unless otherwise provided, a termination for other than Cause after attaining at least age 55 and completing at least 5 years of service with the Company.

2.36.              “SAR”,   or stock appreciation right, means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise.

2.37.              “Stock Award”   means an award granted pursuant to Article 10 in the form of shares of Common Stock, Restricted Stock, and/or Units of Common Stock.

2.38.              “Subsidiary”   means any corporation (other than Pharmacopeia) in an unbroken chain of corporations beginning with Pharmacopeia (or any subsequent parent of Pharmacopeia) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.39.              “Ten Percent Stockholder”   means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

2.40.              “Unit”   means a bookkeeping entry used by Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3
ELIGIBILITY

3.1.                In General.   Subject to Section 3.2, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees and who, in the opinion of the Committee, can further the Plan’s purposes. In addition, the Committee may select, from time to time, Participants from those Directors and Consultants (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

3.2.                Incentive Stock Options.   Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4
PLAN ADMINISTRATION

4.1.                Members.   Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

4.2.                Responsibility.   The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan, in accordance with its terms.

4.3.                Authority of the Committee.   The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations, (m) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (n) subject to Section 17.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (o) establish; and administer the-Performance Goals and certify whether, and to what extent, they have been attained; (p) determine the terms and provisions of any agreements entered into hereunder; (q) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (r) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations. Notwithstanding anything herein to the contrary and except as expressly provided by the adjustment provisions of Section 6.2, Options and SARs granted under the Plan shall not be directly or indirectly repriced, replaced or regranted through cancellation without shareholder approval, including, but not limited to, an exchange of an Option or SAR with an exercise price or base price less than Fair Market Value for cash, restricted stock, stock options or other stock awards.

4.4.                Discretionary Authority.   The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.5.                Section 162(m) of the Code.   With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

4.6.                Action by the Committee.   The Committee may act at a meeting only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.7.                Allocation and Delegation of Authority.   The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or the

Secondary Committee as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5
FORM OF AWARDS

5.1.                In General.   Awards may, at the Committee’s sole discretion, be granted in the form of Performance Awards pursuant to Article 7, Options pursuant to Article 8, SARs pursuant to Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award at any time to such other terms, conditions, restrictions and/or limitations, (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

5.2.                Foreign Jurisdictions.

(a)          Special Terms.   In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or, regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees whose compensation is subject to Section 162(m) of the Code, Section 162(m) of the Code; or (d) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

(b)          Currency Effects.   Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c)          Modifications to Awards.   The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

(d)          No Acquired Rights.   No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6
SHARES SUBJECT TO PLAN

6.1.                Available Shares.   The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed 3,400,000. All of the shares of Common Stock reserved hereunder may be issuable as Incentive Stock Options. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Option or the tax withholding requirements with respect to any Option, Stock Award or performance share or performance unit award are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares, of Common Stock or credited as additional performance shares. The maximum number of shares of Common Stock shall not be reduced by the issuance of shares of Common Stock hereunder due to the assumption, conversion or substitution of awards made by an entity acquired by the Company. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

6.2.                Adjustment to Shares.   The provisions of this Section 6.2(a) are subject to the limitation contained in Section 6.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of

Common Stock. Subject to Section 6.2(b), if the maximum number of shares of Common Stock available for issuance under the Plan are adjusted pursuant to this Section 6.2(a), corresponding adjustments shall be made to the limitations set forth in Section 6.3.

6.3.                Maximum Award Payable.   Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is: (a) for Performance Awards, 200,000 shares of Common Stock or, in the event the Performance Award is paid in cash, $500,000; (b) for Options and SARs, 500,000 shares of Common Stock; (c) for Stock Awards (including Restricted Stock and those issued in the form of Performance Awards under Article 7), 200,000 shares of Common Stock.

ARTICLE 7
PERFORMANCE AWARDS

7.1.                Purpose.   For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as “Performance-Based Compensation” under Section 162(m) of the Code. To the extent applicable, the provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

7.2.                Eligibility.   Only Covered Employees and Participants that are expected to become Covered Employees during an applicable Performance Period shall be eligible to receive Performance Awards. The Committee will, in its sole discretion, designate within the earlier of the (1) first 90 days of a Performance Period  and (2) the lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

7.3.                Discretion of Committee with Respect to Performance Awards.   With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals, whether the Performance Goals are to apply to the Company or any one or more subunits thereof, and the Performance Formula. Within the earlier of (1) the first 90 days of a Performance Period and (2) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

7.4.                Payment of Performance Awards.

(a)          Condition to Receipt of Performance Award.   Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)          Limitation.   A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)          Certification.   Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)          Negative Discretion.   In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)          Timing of Award Payments.   The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8
STOCK OPTIONS

8.1.                In General.   Awards may be granted in the form of Options. These Options may be Incentive Stock Options, Non-Qualified Stock Options or a combination of both. All Awards under the Plan issued to Covered Employees in the form of Non-Qualified Stock Options shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

8.2.                Exercise Price.   The price at which Common Stock may be purchased upon exercise of a Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. Notwithstanding the forgoing, the exercise price of any Incentive Stock Option shall not be less than (i) 110% of the Fair Market Value on the Effective Date in the case of a grant to a Ten Percent Stockholder, or (ii) 100% of the Fair Market Value on the Effective Date in the case of a grant to any other Participant. Notwithstanding the two immediately preceding sentences, if the Company acquires another entity, the Company may substitute Options with exercise prices below the Fair Market Value requirements stated above for any options previously issued by such acquired company, to the extent permitted by Section 409A of the Code and/or Section 424 of the Code.

8.3.                Restrictions Relating to Incentive Stock Options.   Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code). Incentive Stock Options must be issued within ten years from the effective date of the Plan, and the term of such Incentive Stock Options may not exceed ten years (or any shorter period required by Section 422 of the Code); provided, that the term of Incentive Stock Options issued to Ten Percent Stockholders may not exceed five years. Incentive Stock Options shall not be transferable other than by will or the laws of descent and distribution.

8.4.                Additional Terms and Conditions.   An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee; provided, that Non-Qualified Stock Options must be issued within ten years from the effective date of the Plan, and the term of such Non-Qualified Options may not exceed ten years. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, including vesting and post-termination exercise period if any, of any Option, provided they are not inconsistent with the Plan.

8.5.                Exercise of Option and Payment of Option Price.   An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The exercise price of the shares of Common Stock received upon the exercise of an Option shall be paid in a manner that will not result in an impermissible extension of credit under the Sarbanes-Oxley Act of 2002:  (i) in cash, (ii) with the consent of the Committee in whole or in part in shares of Common Stock held by the Participant (or to the extent permitted by the Committee, in Common Stock which the Participant would otherwise receive upon the exercise of such Option) and valued at their Fair Market Value on the date of exercise, (iii) in cash received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iv) in such other manner deemed appropriate by the Committee.

ARTICLE 9
STOCK APPRECIATION RIGHTS

9.1.                In General.   Awards may be granted in the form of SARs. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR An SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

9.2.                Terms and Conditions of Tandem SARs.   A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If an Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than 10 years from the Effective Date of the SAR’s grant.

9.3.                Terms and Conditions of Freestanding SARs.   Freestanding SARS shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR’s grant. Notwithstanding the foregoing, if the Company acquires another entity, the Company may substitute Freestanding SARs with exercise prices below the Fair Market Value requirement stated above for any freestanding stock appreciation right previously issued by such acquired company, to the extent permitted by Section 409A of the Code and/or Section 424 of the Code. Moreover, all Freestanding SARs shall expire not later than 10 years from the Effective Date of the Freestanding SAR’s grant.

9.4.                Deemed Exercise.   The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

9.5.                Additional Terms and Conditions.   The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, including vesting and post-termination exercise periods of any SAR Award, provided they are not inconsistent with the Plan.

ARTICLE 10
STOCK AWARDS

10.1.              Grants.   Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2.              Stock Award Restrictions.   Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment, provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

10.3.              Performance Criteria.   Stock Awards may be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

10.4.              Rights as Stockholders.   During the period in which any Restricted Stock are subject to any restrictions imposed under Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

10.5.              Evidence of Award.   Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry, registration or issuance of a stock certificate or certificates.

ARTICLE 11
PERFORMANCE UNITS

11.1.              Grants.   Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

11.2.              Performance Criteria.   Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3.              Additional Terms and Conditions.   The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12
PERFORMANCE SHARES

12.1.              Grants.   Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

12.2.              Performance Criteria.   Performance shares shall be contingent upon the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

12.3.              Additional Terms and Conditions.   The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 13
VESTING AND PAYMENT OF AWARDS

13.1.              Vesting.   The time when an Option or SAR shall vest and become exercisable shall be stated in the Award Notice. The restrictions, if any, on Restricted Stock shall expire at the times designated in the Award Notice. Notwithstanding the foregoing, (i) no Option shall vest before the one-year anniversary of the Effective Date of such Option, unless such vesting is accelerated in accordance with the other provisions of this Article 13 (not including this Section 13.1) or Article 16, (ii) the Committee may determine an appropriate vesting schedule for any Award granted by the Company in substitution of an equity award previously granted by an entity acquired by the Company, to the extent permitted by Section 409A of the Code and Section 424 of the Code, and (iii) no Restricted Stock shall vest faster than pro rata over a three-year period from the Effective Date, unless such Restricted Stock was issued to a Director, as a form of payment of earned performance awards or other incentive compensation, to replace a deferred Stock Award, to replace awards that a new Employee has forfeited from his or her previous employer, or the restrictions lapse earlier due to the other provisions of this Article 13 (not including this Section 13.1) or Article 16.

13.2.              Payment.   Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined ,by the Committee.

13.3.              Death.   The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s death. Unless otherwise provided in an Award Notice, in the event that a Participant shall die while he or she is an Employee, Director or Consultant and prior to the complete exercise of Options or complete maturity of

SARs granted to him or her under the Plan, any such remaining Options or SARs shall be fully vested and may be exercised in whole or in part within one year after the date of the Participant’s death and then only: (i) by the beneficiary designated by the Participant in a writing submitted to the Company prior to the Participant’s death, or in the absence of same, by the Participant’s estate or by or on behalf of such person or persons to whom the Participant’s rights pass under his or her will or the laws of descent and distribution, (ii) to the extent that the Participant would have been entitled to exercise the Option or SAR at the date of his or her death had it been fully vested, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice, and (iii) prior to the expiration of the term of the Option or SAR. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of an Option or SAR to the extent that such exercise period extension will not result in an additional tax to the Participant under Section 409A of the Code, even if such extension exceeds the original term of such Option or SAR.

13.4.              Disability.   The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Disability. Unless otherwise provided in an Award Notice, in the event that a Participant’s status as an Employee, Director or Consultant terminates due to the Participant’s Disability prior to the complete exercise of Options or complete maturity of SARs granted to him or her under the Plan, any such remaining Options or SARs shall be fully vested and may be exercised in whole or in part up to three years after the Participant’s termination of status due to Disability as an Employee, Director or Consultant, as the case may be. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of an Option or SAR to the extent that such exercise period extension will not result in an additional tax to the Participant under Section 409A of the Code, even if such extension exceeds the original term of such Option or SAR.

13.5.              Retirement.   The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Retirement. Unless otherwise provided in an Award Notice, in the event that a Participant’s status as an Employee, Director or Consultant terminates due to Retirement prior to the complete exercise of Options or complete maturity of SARs granted to him or her under the Plan, any such remaining Options or SARs that were vested as of the date of Retirement may be exercised in whole or in part up to three years after the Participant’s Retirement. During such period, the Participant shall also continue to vest in any unvested Options or SARs as if such Participant were still an Employee, Director or Consultant hereunder, as applicable; provided that the such Participant does not violate any applicable non-competition, non-disparagement, non-solicitation, confidentiality or other similar requirement. At the end of the three-year period, any remaining unvested Options or SARs shall terminate, unless the Committee provides otherwise. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of a Option or SAR to the extent that such exercise period extension will not result in an additional tax to the Participant under Section 409A of the Code, provided such extension does not exceed the term of such Option or SAR and that the Participant does not violate any applicable non-competition, non-disparagement, non-solicitation, confidentiality or other similar requirement.

13.6.              Approved Reason.   The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of a Participant’s termination for an Approved Reason, to the extent such rules and regulations are not inconsistent with the Plan.

13.7.              Termination for Cause.   A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately: forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

13.8.              Other Terminations.   Subject to the terms of any employment or other agreement a Participant has with the Company, if a Participant’s employment with the Company terminates for a reason other than death, Disability, Retirement, Cause or an Approved Reason, and, unless otherwise provided in an Award Notice, any Option or SAR shall be exercisable on termination of a Participant’s status as an Employee, Director or Consultant only to the extent such Option or SAR is vested and exercisable at the time of the termination of such relationship; and further, no Option or SAR shall be exercisable or mature after the later of 90 days or the expiration of the term thereof. The Committee, in its absolute discretion, may: (i) accelerate the vesting and exercisability of an Option or SAR in order to allow its exercise by a terminating Participant; (ii) extend the period for exercise of an Option or SAR to the extent that such exercise period extension will not result in an additional tax to the Participant under Section 409A of the Code, provided such extension does not exceed the term of such Option or SAR.

13.9.              Incentive Stock Options.   Unless otherwise provided in an Award Notice, an Incentive Stock Option shall be exercisable, during the lifetime of the Participant, only while he or she is an Employee and has been an Employee continuously since the grant of the Incentive Stock Option or, subject to the Award Notice, within three (3) months after termination of his or her employment. In its sole discretion, the Committee may provide in the Award Notice such further limitations on the survival of Incentive Stock Options, and such limitations on the survival of Non-Qualified Stock Options and SARs, as it may determine; provided, however that all Options and SARs shall be exercisable for a minimum of sixty (60) days after termination of a Participant’s employment, except in the case of termination for Cause, in which case the exercise period shall lapse at termination.

13.10.            Other Awards.

(a)           The Committee shall have the authority to promulgate rules and regulations to determine the treatment of the Stock Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, or termination from the Company for an Approved Reason or Cause. Unless otherwise provided in an Award Notice, upon a Participant’s death, Disability, or Retirement, or termination from the Company for an Approved Reason, any Stock Awards held by such Participant shall accelerate and become fully vested.

(b)          If a Participant’s employment with the Company terminates for any reason other than death, Disability or Retirement, or an Approved Reason, and except as otherwise provided by Section 13.7, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice or the Committee provides otherwise.

13.11.            Set-Off.   By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 13.11(a). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

ARTICLE 14
DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award, Option, SAR or performance share, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock of, in the case of dividends or dividend equivalents, credited in connection with Stock Awards or performance shares, be credited as additional Stock Awards or performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Stock Awards or performance shares.

ARTICLE 15
DEFERRAL OF AWARDS

15.1.              At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

15.2.              Elections to Defer.   Notwithstanding any provision of the Plan to the contrary, any Participant may, at the discretion of the Committee, elect to defer to a specified date the receipt of unrestricted Common Stock or cash, or any portion thereof, that the Participant would otherwise be entitled to receive pursuant to an Award by completing such form required by the Committee and returning it to the Committee on or before the December 31 preceding the calendar year during which such Award is granted to the Participant.

15.3.              New Participant Elections to Defer.   Each individual who becomes a Participant during a calendar year may, at the discretion of the Committee, elect to defer to a specified date the receipt of unrestricted Common Stock or cash payment, as applicable, that the Participant would otherwise be entitled to receive pursuant to an Award granted to the Participant after such date such individual became a Participant by completing such form required by the Committee and returning it to the Committee on or before the date that is 30 days after the date on which the individual became a Participant.

15.4.              Elections Irrevocable.   An election to defer an Award shall become irrevocable on the first day of the calendar year to which such election applies or, solely in the case of a new Participant, 30 days after the date on which the individual became a Participant.

15.5.              Individual Elections.   A Participant must complete a deferral election form in accordance with Section 15.1 or Section 15.2, as applicable, for each calendar year in which such Participant desires to defer Awards and a Participant’s elections with respect to Awards deferred in a particular calendar year shall expire as of the last day of such calendar year.

15.6.              Establishment of Calendar Year Subaccounts.   The Company may establish on its books for each Participant and for each calendar year a Calendar Year Subaccount to which a Participant’s Awards deferred in a particular calendar year are credited. A separate Calendar Year Subaccount shall be created within each Participant’s Account for each calendar year in which the Participant makes an Award deferral under the Plan.

15.7.              Effect on Vesting.   Notwithstanding anything herein to the contrary, this Section 15 shall not effect the vesting or vested percentage of a Participant’s Award. Any unvested Award will not be distributed pursuant to this Section 15 or otherwise.

15.8.              Effect of Death, Disability and Change in Control.   Subject to the provisions of this Section 15.8, the Participant’s Awards credited to a particular Calendar Year Subaccount shall be distributed to him or her at the time specified in his or her deferral election form related to the particular calendar year. Notwithstanding any election made by a Participant to the contrary, any deferred Awards that have not been distributed to the Participant as of the date (i) of his or her death, (ii) on which he or she is determined to be Disabled, or (iii) of a Change in Control shall be paid to the Participant’s Beneficiary in a lump sum upon such Participant’s death, date of Disability determination or Change in Control, as applicable.

ARTICLE 16
CHANGE IN CONTROL

16.1.              Background.   Except as provided in an employment, change in control, severance or similar agreement between the Participant and the Company, notwithstanding any provision contained in the Plan, including, but not limited to, Section 4.5, the provisions of this Article 16 shall control over any contrary provision.

16.2.              Options and SARs.   With respect to all Options and SARs that are unexercised and outstanding, upon a Change In Control, such Options and/or SARs shall become immediately and fully vested and exercisable; unless such Options and/or SARs are assumed by the successor corporation, and shall be substituted with options or SARs involving the common stock of the successor corporation with equivalent value and with the terms and conditions of the substituted options or SARs being no less favorable than the Options or SARs granted hereunder. Substituted awards shall vest in full if employment is terminated for any reason other than Cause or voluntary termination within eighteen (18) months of the Change In Control.

16.3.              Stock Awards.   With respect to all Stock Awards that are outstanding, upon a Change In Control, such Stock Awards shall become immediately and fully vested; unless such Stock Awards are assumed by the successor corporation, and are substituted with stock awards involving the common stock of the successor corporation with equivalent value and with the terms and conditions of the substituted restricted stock awards being no less favorable than the Stock Awards granted hereunder. Substituted awards shall vest in full if employment is terminated for any reason other than Cause or voluntary termination within eighteen (18) months of the Change In Control.

16.4.              Treatment of Performance Units and Performance Shares.   If a Change In Control occurs during the term of one or more performance periods for which the Committee has granted performance units and/or performance shares (including those issued as Performance Awards under Article 7), the term of each such performance period (hereinafter a “current performance period”) shall immediately terminate upon the occurrence of such event. Upon a Change In Control, for each “current performance period” and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. A Participant in one or more “current performance periods” shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such “current performance period.” Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of days that have elapsed since the beginning of the “current performance period,” and the denominator of which is the total number of days in such “current performance period.”  A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each ‘such “completed performance period.”

16.5.              Deferred Awards.   Unless otherwise provided by the Committee, at any time, upon a Change In Control, any Awards deferred by a Participant under Article 16 hereof, but for which he or she has not received payment as of such date, shall be paid as soon as practicable, but in no event later than 90 days after the Change In Ownership or the event giving rise to rights under Article 17.

ARTICLE 17
MISCELLANEOUS

17.1.              Nonassignability.

(a)           In General.   Except as otherwise determined by the Committee or as otherwise provided in Section 17.1(b), no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b)          Non-Qualified Stock Options.   The Committee shall have the discretionary authority to grant Non-Qualified Stock Options or amend outstanding Non-Qualified Stock Options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of Non-Qualified Stock Options:

(1)           Permissible Transferees. Transfers shall only be permitted to: (i) the Participant’s “Immediate Family Members,” as that term is defined in Section 17.1(b)(8); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

(2)           No Consideration. All transfers shall be made for no consideration.

(3)           Subsequent Transfers. Once a Participant transfers a Non-Qualified Stock Option, any subsequent transfer of such transferred Option shall, notwithstanding Section 17.1(b)(1) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 17.1, with the exception of Section 17.1(b)(1).

(4)           Transfer Agent. In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

(5)           Withholding. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.

(6)           Terms and Conditions of Transferred Option. Upon transfer, a Non-Qualified Stock Option continues to be governed by and subject to the terms and conditions of the Plan and the option’s applicable administrative guide and Award Notice. A transferee of a Non-Qualified Stock Option is entitled to the same rights as the Participant to whom such Non-Qualified Stock Options was awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

(7)           Notice to Transferees. The Company shall be under no obligation to provide a transferee with any notice regarding the transferred Options held by the transferee upon forfeiture or any other circumstance.

(8)           Immediate Family Member. For purposes of this Section 17.1, the term “Immediate Family Member” shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step- or adopted children or grandchildren.

17.2.              Withholding Taxes.   The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee.

17.3.              Section 409A.   To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder, and Award deferrals hereunder, shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable. Participants shall be deemed to consent to any changes to Awards, or any Award deferral, that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code. Adjustments made pursuant to Section 16 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

17.4.              Amendments to Awards.   The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, (i) no Award may be repriced, replaced with cash or another award, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award, and (ii) that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

17.5.              Regulatory Approvals and Listings.   Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

17.6.              No Right to Continued Employment, Service or Grants.   Participation in the Plan shall not give any Employee, Consultant or Director any right to remain in the employ or service of the Company. Further, the adoption of this Plan shall not be deemed to give any Employee, Consultant or Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Consultant or Director having been selected for an Award, shall have at any time the right to receive any additional Awards.

17.7.              Amendment/Termination.   The Board may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Board may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not, without stockholder approval, adopt any amendment which would increase the number of shares available under the Plan, which would alter the provisions of Section 4.3 or 17.4 as they relate to Option repricing, or which would require the vote of the stockholders of the Company pursuant to Section 162(m) of the Code or any applicable rule of the exchange or quotation system on which the Common Stock is traded, but only insofar as such amendment affects Covered Employees, or if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations. Notwithstanding the foregoing, the Committee may not revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

17.8.              Governing Law.   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

17.9.              No Right, Title, or Interest in Company Assets.   No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right, to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

17.10.            Section 16 of the Exchange Act.   In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

17.11.            No Guarantee of Tax Consequences.   No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

PHARMACOPEIA DRUG DISCOVERY, INC.

May 3, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

1. ELECTION OF DIRECTORS:					2.	RATIFICATION OF THE	FOR	AGAINST	ABSTAIN
						APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT EXTERNAL AUDITORS FOR THE PERIOD COMMENCING JANUARY 1, 2007 AND ENDING DECEMBER 31, 2007.	☐	☐	☐

NOMINEES:

☐	FOR ALL NOMINEES	☐	STEVEN J. BURAKOFF (Class III)
☐	WITHHOLD AUTHORITY	☐	BRUCE A. PEACOCK(Class III)
	FOR ALL NOMINEES	☐	MARTIN H. SOETERS(Class III)
☐	FOR ALL EXCEPT
(See instructions below)

3.	APPROVAL OF THE	FOR	AGAINST	ABSTAIN	4.	APPROVAL OF THE	FOR	AGAINST	ABSTAIN
	AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “PHARMACOPEIA, INC.”	☐	☐	☐		AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN	☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:		Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
PHARMACOPEIA DRUG DISCOVERY, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2007
This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of PHARMACOPEIA DRUG DISCOVERY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 30, 2007, and hereby appoints Leslie J. Browne, Ph.D. and Brian M. Posner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of PHARMACOPEIA DRUG DISCOVERY, INC. to be held on May 3, 2007 at 9:00 a.m. local time, at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

(Continued and to be signed on the reverse side)